EXHIBIT 10.23

                                                                  EXECUTION COPY

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                            CORNELL CORRECTIONS, INC.

                                       and

                              SUBSIDIARY GUARANTORS

                          -----------------------------



                      AMENDED AND RESTATED CREDIT AGREEMENT


                            Dated as of July 3, 1996


                         ------------------------------



             INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION,
                                    as Agent



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                                       -1-

                               TABLE OF CONTENTS

               This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                            PAGE

Section 1.  Definitions and Accounting Matters...............................  1
        1.01  Certain Defined Terms..........................................  1
        1.02  Accounting Terms and Determinations............................ 25
        1.03  Classes and Types of Loans..................................... 26

Section 2.  Commitments, Loans, Notes and Prepayments........................ 26
        2.01  Loans.......................................................... 26
        2.02  Borrowings of Loans............................................ 28
        2.03  Changes of Commitments......................................... 28
        2.04  Commitment Fee................................................. 29
        2.05  Lending Offices................................................ 29
        2.06  Several Obligations; Remedies Independent...................... 29
        2.07  Notes.......................................................... 29
        2.08  Optional Prepayments and Conversions or
                  Continuations of Loans..................................... 30
        2.09  Mandatory Prepayments and Reductions of
                  Commitments................................................ 31
        2.10  Letters of Credit.............................................. 35

Section 3.  Payments of Principal and Interest............................... 40
        3.01  Repayment of Loans and Other Amounts........................... 40
        3.02  Interest....................................................... 42

Section 4.  Payments; Pro Rata Treatment; Computations; Etc.
         .................................................................... 42
        4.01  Payments....................................................... 42
        4.02  Pro Rata Treatment............................................. 43
        4.03  Computations................................................... 44
        4.04  Minimum Amounts................................................ 44
        4.05  Certain Notices................................................ 44
        4.06  Non-Receipt of Funds by the Agent.............................. 45
        4.07  Sharing of Payments, Etc....................................... 46

Section 5.  Yield Protection, Etc............................................ 48
        5.01  Additional Costs............................................... 48
        5.02  Limitation on Types of Loans................................... 51
        5.03  Illegality..................................................... 52
        5.04  Treatment of Eurodollar Loans.................................. 52
        5.05  Compensation................................................... 53
        5.06  Substitution of Lenders........................................ 53

                                                                            PAGE

        5.07  Additional Costs in Respect of Letters of Credit............... 54

Section 6.  Guarantee........................................................ 55
        6.01  The Guarantee.................................................. 55
        6.02  Obligations Unconditional...................................... 55
        6.03  Reinstatement.................................................. 56
        6.04  Subrogation.................................................... 56
        6.05  Remedies....................................................... 57
        6.07  Continuing Guarantee........................................... 57
        6.08  Rights of Contribution......................................... 57
        6.09  General Limitation on Guarantee Obligations.................... 58

Section 7.  Conditions Precedent............................................. 59
        7.01  Effectiveness of Amendment and Restatement..................... 59
        7.02  CapEx Loans.................................................... 63
        7.03  Initial and Subsequent Extensions of Credit.................... 67

Section 8.  Representations and Warranties................................... 68
        8.01  Corporate Existence............................................ 68
        8.02  Financial Condition............................................ 68
        8.03  Litigation..................................................... 69
        8.04  No Breach...................................................... 69
        8.05  Action......................................................... 69
        8.06  Approvals...................................................... 70
        8.07  Use of Credit.................................................. 70
        8.08  ERISA.......................................................... 70
        8.09  Taxes.......................................................... 70
        8.10  Investment Company Act......................................... 70
        8.11  Public Utility Holding Company Act............................. 70
        8.12  Material Agreements and Liens.................................. 71
        8.13  Environmental Matters.......................................... 71
        8.14  Capitalization................................................. 73
        8.15  Subsidiaries, Etc.............................................. 74
        8.16  Title to Assets................................................ 74
        8.17  True and Complete Disclosure................................... 75
        8.18  Real Property.................................................. 75

Section 9.  Covenants of the Company......................................... 75
        9.01  Financial Statements; Etc...................................... 75
        9.02  Litigation..................................................... 80
        9.03  Existence, Etc................................................. 80
        9.04  Insurance...................................................... 81
        9.05  Prohibition of Fundamental Changes............................. 84
        9.06  Limitation on Liens............................................ 84
        9.07  Indebtedness................................................... 85
        9.08  Investments.................................................... 86

                                                                            PAGE

        9.09  Dividend Payments.............................................. 87
        9.10  EBITDA Ratio................................................... 87
        9.11  Net Worth...................................................... 88
        9.12  EBITDA......................................................... 88
        9.13  Interest Coverage Ratio........................................ 88
        9.14  Fixed Charges Ratio............................................ 89
        9.15      ........................................................... 89
        9.16  Leverage Ratio................................................. 89
        9.17  Sale Lease-back Transactions................................... 89
        9.18  Discount of Accounts........................................... 89
        9.19  Interest Rate Protection Agreements............................ 89
        9.20  Seller Subordinated Debt....................................... 90
        9.21  Lines of Business.............................................. 90
        9.22  Transactions with Affiliates................................... 90
        9.23  Use of Proceeds................................................ 91
        9.24  Certain Obligations Respecting Subsidiaries.................... 91
        9.25  Modifications of Certain Documents............................. 91

Section 10.  Events of Default............................................... 94

Section 11.  The Agent....................................................... 99
        11.01  Appointment, Powers and Immunities............................ 99
        11.02  Reliance by Agent.............................................100
        11.03  Defaults......................................................100
        11.04  Rights as a Lender............................................100
        11.05  Indemnification...............................................101
        11.06  Non-Reliance on Agent and Other Lenders.......................101
        11.07  Failure to Act................................................102
        11.08  Resignation or Removal of Agent...............................102
        11.09  Agency Fee....................................................102
        11.10  Consents under Other Basic Documents..........................103

Section 12.  Miscellaneous...................................................103
        12.01  Waiver........................................................103
        12.02  Notices.......................................................103
        12.03  Expenses, Etc.................................................104
        12.04  Amendments, Etc...............................................105
        12.05  Successors and Assigns........................................106
        12.06  Assignments and Participations................................106
        12.07  Survival......................................................108
        12.08  Captions......................................................108
        12.09  Counterparts..................................................108
        12.10  Governing Law; Submission to Jurisdiction.....................108
        12.11  Waiver of Jury Trial..........................................109
        12.12  Confidentiality...............................................109

                                                                            PAGE



SCHEDULE I           -    Material Agreements and Liens
SCHEDULE II          -    Environmental Matters
SCHEDULE III         -    Subsidiaries and Investments
SCHEDULE IV          -    Real Property
SCHEDULE V           -    Capitalization, Equity Rights and Registration Rights
SCHEDULE VI          -    Existing Property, Indebtedness and Liabilities
                             of Cornell Cox Group, L.P.

EXHIBIT A-1          -    Form of Revolving Credit Note
EXHIBIT A-2          -    Form of Term Loan Note
EXHIBIT A-3          -    Form of CapEx Loan Note
EXHIBIT A-4          -    Form of Repurchase Loan Note
EXHIBIT B-1          -    Form of Security Agreement
EXHIBIT B-2          -    Form of Security Agreement Amendment
EXHIBIT C-1          -    Form of PRO FORMA Financial Statements
EXHIBIT C-2          -    Form of Budget
EXHIBIT C-3          -    Form of Monthly Report
EXHIBIT D-1          -    Form of Opinion of New York and California counsel to
                             the Obligors
EXHIBIT D-2          -    Form of Opinion of Texas Counsel to the Obligors
EXHIBIT E            -    Form of Confidentiality Agreement

               AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 3, 1996 among: CORNELL CORRECTIONS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "COMPANY"); each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (individually, a "SUBSIDIARY GUARANTOR" and, collectively, the "SUBSIDIARY GUARANTORS"; and the Subsidiary Guarantors collectively with the Company, the "OBLIGORS"); each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that, pursuant to Section 12.06(b) hereof, shall become a "Lender" hereunder (individually, a "LENDER" and, collectively, the "LENDERS"); and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT").

               The Company, the Agent and the Lenders are parties to a Credit Agreement, dated as of March 14, 1995 (the "ORIGINAL CREDIT AGREEMENT"), and the Company, the Agent and the Lenders wish to increase the aggregate amount of the Commitments under the Original Credit Agreement from $15,000,000 to $35,000,000 and to amend the Original Credit Agreement in certain other respects. Accordingly, the Company, the Agent and the Lenders agree that, subject to the terms and conditions of this Agreement, the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

               Section 1.  DEFINITIONS AND ACCOUNTING MATTERS.

               1.01 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and VICE VERSA):

               "AFFILIATE" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries, (b) none of the Wholly Owned Subsidiaries of the Company shall be Affiliates and (c) neither the Agent nor any of the Lenders shall be an Affiliate.

               "APPLICABLE LENDING OFFICE" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

               "APPLICABLE MARGIN" shall mean:

                      (a) with respect to Term Loans that are Base Rate Loans, 1-1/2% per annum;

                      (b)  with respect to Term Loans that are
               Eurodollar Loans, 3-1/2% per annum;

                      (c) with respect to Revolving Credit Loans that are Base Rate Loans, 1% per annum;

                      (d) with respect to Revolving Credit Loans that are Eurodollar Loans, 3% per annum;

                      (e) with respect to CapEx Loans that are Base Rate Loans, 1-3/4% per annum;

                      (f)  with respect to CapEx Loans that are
               Eurodollar Loans, 3-3/4% per annum; and

                      (g) with respect to Repurchase Loans, (x) during the
               period ending on December 31, 1996, 4-1/4% per annum and (y) during each fiscal quarter of the Company occurring thereafter, 1/2 of 1% PLUS the "Applicable Margin" for Repurchase Loans for the immediately preceding fiscal quarter of the Company.

               "BANKRUPTCY CODE" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

               "BASE RATE" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

               "BASE RATE LOANS" shall mean Loans that bear interest at rates based upon the Base Rate.

               "BASIC DOCUMENTS" shall mean, collectively, this Agreement, the Notes, the Security Documents, the Letter of
Credit Documents and the Fee Letter.

               "BIG SPRINGS IGA CONTRACT" shall mean the Intergovernmental Agreement (Contract No. IGA-023-9) between the City of Big Springs and the Federal Bureau of Prisons to privately operate three intermediate term detention facilities.

               "BUSINESS DAY" shall mean (a) any day on which commercial banks are not authorized or required to close in New York City or Houston, Texas and
(b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, any day on which dealings in Dollar deposits are carried out in the London interbank market.

               "CAPEX LOAN COMMITMENT" shall mean, for each Lender, the obligation of such Lender to make one or more CapEx Loans in an aggregate amount up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereof under the caption "CapEx Loan Commitment" (as the same may be reduced from time to time pursuant to Section 2.03 hereof). The original aggregate principal amount of the CapEx Loan Commitments is $6,950,000.

               "CAPEX LOAN COMMITMENT PERCENTAGE" shall mean, with respect to any Lender, the ratio of (a) the amount of the CapEx Loan Commitment of such Lender to (b) the aggregate amount of the CapEx Loan Commitments of all of the Lenders.

               "CAPEX LOAN COMMITMENT TERMINATION DATE" shall mean December 31, 1997.

               "CAPEX LOAN NOTES" shall mean the promissory notes provided for by Section 2.07(c) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

               "CAPEX LOAN PRINCIPAL PAYMENT DATES" shall mean the Quarterly Dates, commencing with March 31, 1998 through and including December 31, 2002.

               "CAPEX LOANS" shall mean the loans provided for by Section 2.01(c) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

               "CAPITAL EXPENDITURES" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Subsidiaries to acquire or construct fixed assets, plant, furniture, fixtures and equipment (including renewals, improvements and replacements thereof, but excluding repairs made in the ordinary course of business) during such period computed in accordance with GAAP.

               "CAPITAL LEASE OBLIGATIONS" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

               "CASUALTY EVENT" shall mean, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

               "CHARTERHOUSE GROUP" shall mean Charterhouse Group International Inc. and each other Person controlled by Charterhouse Group International Inc. As used in this definition, "CONTROLLED BY" shall mean the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

               "CLASS" shall have the meaning assigned to such term in
Section 1.03 hereof.

               "CLOSING DATE" shall mean the date, no later than July 12, 1996, on which the initial Loan hereunder is made.

               "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

               "COLLATERAL ACCOUNT" shall have the meaning assigned to such term in Section 4.1 of the Security Agreement.

               "COMMITMENTS" shall mean the Revolving Credit
Commitments, the Term Loan Commitments, the CapEx Commitments and the Repurchase Loan Commitments.

               "CONTINUE", "CONTINUATION" and "CONTINUED" shall refer to the continuation pursuant to Section 2.08 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

               "CONVERT", "CONVERSION" and "CONVERTED" shall refer to a conversion pursuant to Section 2.08 hereof of one Type of Loan into another Type of Loan, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

               "CONVERTIBLE SUBORDINATED NOTE" shall have the meaning assigned to such term in Section 7.01(i)(i) hereof.

               "CORRECTIONAL AND DETENTION FACILITY CONTRACT" shall mean any contract with a municipal, state or federal government, or agency, instrumentality or political subdivision thereof, relating to the management by the Company or its Subsidiaries of a correctional and/or detention facility, as amended or modified from time to time.

               "DEBT SERVICE" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all payments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) scheduled to be made during such period (PROVIDED that the $1,200,000 principal payment in respect of the Term Loans due in December 1996 shall be deemed to be due as follows: $600,000 in September 1996 and $600,000 in December 1996) PLUS (b) all Interest Expense for such period.

               "DEFAULT" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

               "DILLON READ" shall mean Dillon Read & Co., Inc. and any Person for which Dillon, Read & Co., Inc. serves as investment manager or for which it has investment discretion, PROVIDED THAT (and for so long as) Dillon, Read & Co., in such capacity, has the power to exercise such Person's voting rights with respect to shares of the Company.

               "DISPOSITION" shall mean any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Subsidiaries to any other Person excluding (i) any sale, assignment, transfer or other disposition of any Property sold or disposed of in the ordinary course of business and on commercially reasonable terms and (ii) the transfer to Arthur McDonald, Barbara McDonald or Fresno Pacific College, upon receipt thereof, of up to $120,000 (in aggregate) of proceeds of a tax refund for Eclectic Communications, Inc., for the period from December 20, 1993 to March 31, 1994.

               "DIVIDEND PAYMENT" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Company.

               "DOLLARS" and "$" shall mean lawful money of the United States of America.

               "EBITDA" shall mean, for any period, the sum of the following for the Company and its Subsidiaries (determined without duplication in accordance with GAAP):

               (a) net income for such period, LESS extraordinary gains for such period to the extent included in net income for such period, PLUS

               (b) Interest Expense for such period, PLUS

               (c) provisions for federal, state, local and foreign income taxes (other than taxes on extraordinary gains), whether paid or deferred, made during such period, to the extent deducted in determining net income for such period, PLUS

               (d) the aggregate amount of depreciation and amortization expense for such period, to the extent deducted in determining net income for such period, PLUS

               (e) the aggregate amount of (i) accretion expense with respect to options or rights to acquire the Company's common stock and (ii) any write-off of expenses arising in connection with the Loans, in each case to the extent deducted in determining net income for such period, PLUS

               (f) the net income of any Person that is accounted for by the equity method of accounting, but only to the extent of dividends paid to the Company or any of its Subsidiaries, PLUS

               (g) the aggregate amount of non-cash expense for such period associated with the closure and post-closure reserves of a plant or facility owned by the Company or any of its Subsidiaries, PLUS

               (h) the aggregate amount of all other non-cash expenses for such period, to the extent not specifically described above in this definition, MINUS

               (i) solely for purposes of Section 9.12 hereof and the definitions of "EBITDA Ratio", "Fixed Charges Ratio" and "Interest Coverage Ratio" in this Section 1.01, Project Development Fees for such period to the extent that they exceed $750,000;

PROVIDED, that "EBITDA" for each of the first and second fiscal quarters of 1996 shall be deemed to be $1,400,000.

               "EBITDA RATIO" shall mean, at any date, the ratio of (a) all Indebtedness of the Obligors on such date (other than any CapEx Loans made during the immediately preceding six-month period) to (b) EBITDA for the period of 12 consecutive months ending on or most recently ended prior to such date, PROVIDED HOWEVER, that for the purposes of calculating the EBITDA Ratio at the end of the third fiscal quarter of 1996 only, EBITDA shall be determined by multiplying the sum of the EBITDA for the first three fiscal quarters of 1996 by 1.33.

               "ENVIRONMENTAL CLAIM" shall mean, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "CLAIM") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

               "ENVIRONMENTAL LAWS" shall mean any and all present and future Federal, state, local and foreign laws, codes, rules or regulations, and any orders, decrees, judgments or injunctions, in each case as now or hereafter in effect, relating to the regulation or protection of human health, worker safety and protection or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

               "EQUITY ISSUANCE" shall mean (a) any issuance or sale by the Company or any of its Subsidiaries after the Closing Date of (i) any capital stock, (ii) any warrants or options exercisable in respect of capital stock (other than any warrants or options issued to directors, officers or employees of the Company or any of its Subsidiaries pursuant to the Incentive Compensation Plan and any capital stock of the Company issued upon the exercise of such warrants or options, PROVIDED that the issuance or sale of Equity Rights (and capital stock in connection therewith) issued to directors, officers or employees of the Company in connection with the Repurchase Transaction shall be deemed an Equity Issuance regardless of whether such Equity Rights are issued pursuant to the Incentive Compensation

Plan) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Company or any of its Subsidiaries or (b) the receipt by the Company or any of its Subsidiaries after the Closing Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); PROVIDED that Equity Issuance shall not include (A) any such issuance or sale by any Subsidiary of the Company to the Company or any Wholly Owned Subsidiary of the Company, (B) any capital contribution by the Company or any Wholly Owned Subsidiary of the Company to any Subsidiary of the Company or (C) the issuance of any warrants to any Lender or any capital stock, options or equity rights of the Company issued upon the exercise of any such warrants.

               "EQUITY RIGHTS" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "ERISA AFFILIATE" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

               "EURODOLLAR LOANS" shall mean Loans that bear interest at rates based on rates referred to in the definition of "Eurodollar Rate" in this
Section 1.01.

               "EURODOLLAR RATE" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%), reported, at 11:00 a.m. (London time) on the date two Business Days prior to the first day of such Interest Period, on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for Dollar deposits having a term comparable to such Interest Period and in an amount equal to or greater than $1,000,000.

               "EVENT OF DEFAULT" shall have the meaning assigned to such term in Section 10 hereof.

               "EXCESS CASH" shall mean, as at the last day of any month, the excess of (a) the average of the aggregate amount of cash, investments in deposit accounts and Permitted Investments (excluding, in each case, any Restricted Cash) held by the Company and its Subsidiaries on the last day of such month and on the last day of each of the immediately preceding five months (computed on the basis of the financial statements submitted to the Lenders pursuant to Section 9.01(b) hereof) over (b) $500,000.

               "EXCESS CASH FLOW" shall mean, for any period, the excess of:

               (a) the sum of the following (without duplication): (i) EBITDA for such period, PLUS (ii) proceeds of business interruption or similar insurance received during such period, PLUS (iii) decreases in Working Capital of the Obligors for such period, PLUS (iv) all tax refunds received by the Obligors in cash during such period, OVER

               (b) the sum of the following (without duplication): (i) Debt Service for such period, PLUS (ii) Capital Expenditures made during such period (except for any such Capital Expenditures to the extent financed with the proceeds of CapEx Loans or Revolving Credit Loans), PLUS (iii) increases in Working Capital of the Obligors for such period, PLUS (iv) the aggregate amount of cash taxes actually paid by the Company and its Subsidiaries during such period.

For purposes of this definition of "Excess Cash Flow," "WORKING CAPITAL" shall have the meaning given to that term by GAAP, PROVIDED that Working Capital shall not include any Revolving Credit Loans or any current maturities of any long-term debt.

               "FEDERAL BUREAU OF PRISONS CONTRACT" shall mean the perpetual agreement between the Department of Justice, Bureau of Prisons and the City of Big Springs for the incarceration of federal inmates.

               "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of

1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average of quotations for such day on transactions, received by the Agent (or any of its Affiliates) from three federal funds brokers of recognized standing selected by it.

               "FEE LETTER" shall mean that certain fee letter, dated May 15, 1996, from ING to the Company.

               "FIXED CHARGES RATIO" shall mean, as at any date, the ratio of:

               (a) the sum of (i) EBITDA for the period of 12- consecutive months ending on or most recently ended prior to such date (PROVIDED, that for the purposes of calculating the Fixed Charge Ratio at the end of the third fiscal quarter of 1996 only, EBITDA shall be determined by multiplying the sum of the EBITDA for the first three fiscal quarters of 1996 by 1.33), MINUS (ii) Capital Expenditures made by the Company and its Subsidiaries during such Period to the extent not financed with the proceeds of CapEx Loans or Revolving Credit Loans, MINUS (iii) taxes paid in cash during such period, TO

               (b) Debt Service for such period.

               "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

               "GUARANTEE" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "GUARANTEE" and "GUARANTEED" used as a verb shall have a correlative meaning.

               "HAZARDOUS MATERIAL" shall mean, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and polychlorinated biphenyls ("PCB'S") and (b) any chemicals or other materials or substances that are now or (except for purposes of Section 8.13 hereof) hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or any similar denomination intended to classify substances by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity.

               "IMPERMISSIBLE QUALIFICATION" shall mean any qualification, exception or other statement in any opinion or certification of any independent public accounts which either (a) is of a "going concern" or similar nature; or
(b) relates to the limited scope of examination of matters relevant to the financial statements referred to in such opinion or certification.

               "INCENTIVE COMPENSATION PLAN" shall mean a plan established by the Company for the benefit of certain of its employees, or any other written agreement to which the Company is a party, providing for the issuance to employees of warrants or options in respect of the Company's capital stock, PROVIDED that (a) the aggregate amount of capital stock that such warrants and options would represent if exercised cannot exceed 20% of aggregate amount of the Company's capital stock that would then be outstanding and (b) all other terms and conditions of such plan or other written agreement shall be satisfactory to the Majority Lenders.

               "INDEBTEDNESS" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

               "ING" shall mean Internationale Nederlanden (U.S.)
Capital Corporation.

               "ING STOCK OPTION AGREEMENT" shall mean that certain Stock Option Agreement, dated as of November 1, 1995, between ING and the Company.

               "INTEREST COVERAGE RATIO" shall mean, as of any date, the ratio of (a) EBITDA for the period of 12 consecutive months ending on or most recently ended prior to such date (PROVIDED, that for the purposes of calculating the Interest Coverage Ratio at the end of the third fiscal quarter of 1996 only, EBITDA shall be determined by multiplying the sum of the EBITDA for the first three fiscal quarters of 1996 by 1.33) to (b) Interest Expense for such period (PROVIDED, that for the purposes of calculating the Interest Coverage Ratio at the end of the third fiscal quarter of 1996 only, Interest Expense shall be determined by multiplying the sum of the Interest Expense for the first three fiscal quarters of 1996 by 1.33).

               "INTEREST EXPENSE" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period), PLUS (b) the net amount payable (or MINUS the net amount receivable) under Interest Rate Protection Agreements during such period (whether or not actually paid or received during such period), MINUS (c) direct reimbursements received by an Obligor during such period by a party to a

Correctional and Detention Facility Agreement, to the extent that such reimbursements relate to interest expense of the Company or one of its Subsidiaries; PROVIDED, that "Interest Expense" for each of the first and second fiscal quarters of 1996 shall be deemed to be $875,000.

               "INTEREST PERIOD" shall mean, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or the last day of the immediately preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Company may select as provided in Section 4.05 hereof (or such longer period as may be requested by the Company and agreed to by all of the Lenders), except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period for any Revolving Credit Loan would otherwise end after the Revolving Credit Commitment Termination Date, such Interest Period shall end on the Revolving Credit Commitment Termination Date; (ii) no Interest Period for any Term Loan may commence before and end after any Term Loan Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such Term Loan Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Term Loan Principal Payment Date; (iii) no Interest Period for any CapEx Loan may commence before and end after any CapEx Loan Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the CapEx Loans having Interest Periods that end after such CapEx Loan Principal Payment Date shall be equal to or less than the aggregate principal amount of the CapEx Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such CapEx Loan Principal Payment Date; (iv) no Interest Period for any Repurchase Loan may commence before and end after the Repurchase Loan Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Repurchase Loan having Interest Periods that end after such Repurchase Loan Principal Payment Date shall be equal to or less than the aggregate principal amount of the Repurchase Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Repurchase Principal Payment Date; (v) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (vi) notwithstanding clauses (i), (ii), (iii),
(iv) and (v) above, no Interest Period for any Loan shall have a duration of less than one month, and if the Interest Period would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

               "INTEREST RATE PROTECTION AGREEMENT" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

               "INVESTMENT" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Interest Rate Protection Agreement.

               "INVESTORS AGREEMENT" shall mean the agreement dated as of November 1, 1995, among the Company, Concord Partners II, L.P., Charterhouse Equity Partners II, L.P., ING, the Agent, and certain other parties.

               "LETTER OF CREDIT" shall have the meaning assigned to such term in Section 2.10 hereof.

               "LETTER OF CREDIT ISSUER" shall mean ING as the issuer of Letters of Credit under Section 2.10 hereof, together with its successors in such capacity.

               "LETTER OF CREDIT DOCUMENTS" shall mean, with respect to any Letter of Credit, collectively, any application therefor any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

               "LETTER OF CREDIT INTEREST" shall mean, for each Lender, such Lender's participation interest (or, in the case of the Letter of Credit Issuer, its retained interest) in the Letter of Credit Issuer's liability under Letters of Credit and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

               "LETTER OF CREDIT LIABILITY" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit, PLUS (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Company at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Letter of Credit Issuer) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.10 hereof, and the Letter of Credit Issuer shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders other than the Letter of Credit Issuer of their participation interests under said Section 2.10.

               "LEVERAGE RATIO" shall mean, at any time, the ratio of Total Liabilities to Net Worth of the Company at such time.

               "LIEN" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Basic Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

               "LOANS" shall mean Revolving Credit Loans, Term Loans, CapEx Loans and Repurchase Loans.

               "MAJORITY LENDERS" shall mean Lenders holding at least 66 2/3% of the sum of (a) the aggregate unpaid principal amount of Loans PLUS (b) Lenders having at least 66 2/3% of the aggregate amount of Commitments; PROVIDED THAT at all times during which there are two or fewer Lenders, "Majority Lenders" shall mean all Lenders.

               "MARGIN STOCK" shall mean "margin stock" within the meaning of Regulations G, U and X.

               "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on
(a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Company and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform its obligations under any of the Basic Documents to which it is a party, (c) the validity or enforceability of any of the Basic Documents, (d) the rights and remedies of the Lenders and the Agent under any of the Basic Documents or (e) the timely payment of the principal of or interest on the Loans, Reimbursement Obligations or other amounts payable in connection therewith.

               "MIDTEX" shall mean MidTex Detentions, Inc., a Texas corporation.

               "MIDTEX ACQUISITION" shall mean the acquisition by Cornell Corrections of Texas, Inc. of substantially all of the Property of MidTex pursuant to the MidTex Asset Purchase
Agreement.

               "MIDTEX ASSET PURCHASE AGREEMENT" shall mean the Asset Purchase Agreement dated as of May 22, 1996 among Cornell Corrections of Texas, Inc., the Company, Ed Davenport, Johnny Rutherford and MidTex.

               "MONTHLY DATE" shall mean the last Business Day of each calendar month.

               "MORTGAGE" shall mean, in connection with any interest in real property (whether a fee or a leasehold estate) acquired by any Obligor after the Closing Date, an Indenture or Instrument of Mortgage, Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing executed by such Obligor in favor of the Agent and the Lenders (or, if applicable, in favor of a Trustee, for the benefit of the Agent and the Lenders), in each case in form and substance satisfactory to the Majority Lenders and covering such interest in real property, as said instrument shall be modified and supplemented and in effect from time to time.

               "MULTIEMPLOYER PLAN" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA.

               "NET AVAILABLE PROCEEDS" shall mean:

               (i) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition;

               (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Company and its Subsidiaries in respect of such Casualty Event net of (A) reasonable expenses incurred by the Company and its Subsidiaries in connection therewith and (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such Property and any income and transfer taxes payable by the Company or any of its Subsidiaries in respect of such Casualty Event;

               (iii) in the case of any incurrence of Indebtedness, the aggregate amount of all cash received by the Company and its Subsidiaries in respect of such incurrence net of fees and expenses incurred by Company and its Subsidiaries in connection therewith;

               (iv) in the case of any Equity Issuance, the aggregate amount of all cash received by the Company and its Subsidiaries in respect of such Equity Issuance (except for cash applied to repay amounts due in respect of the Convertible Subordinated Note in accordance with the subordination agreement executed and delivered by the holder thereof in connection therewith) net of fees and expenses incurred by the Company and its Subsidiaries in connection therewith; and

               (v) in the case of any Project Development Fee, the aggregate amount of such Project Development Fee (A) net of any expenses incurred by the Company and its Subsidiaries in connection therewith, (B) net of any payments required to be made by the Company or any of its Subsidiaries to any consultants retained in connection therewith and (C) any federal, state, local and foreign taxes estimated to be payable by the Company and its Subsidiaries as a result of the receipt of such Project Development Fee (but only to the extent that such estimated taxes are in fact paid to the relevant federal, state or local governmental authority within three months of the receipt of such Project Development Fee).

               "NET CASH PAYMENTS" shall mean, with respect to any Disposition, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Company and its Subsidiaries directly or indirectly in connection with such Disposition; PROVIDED that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Company and its Subsidiaries in connection with such Disposition and (ii) any federal, state, local and foreign taxes estimated to be payable by the Company and its Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within three months of the date of such Disposition), (b) Net Cash Payments shall be net of any repayments by the Company or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and (ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property and (c) Net Cash Payments shall exclude the amount of any reasonable reserves established by the Company or such Subsidiary, in accordance with GAAP, against any liabilities retained by the Company or its Subsidiaries, which liabilities are associated with the Property that is the subject of such Disposition (but only during such period as such reserves are actually maintained), including (without limitation) any indemnification obligations, pension and other post-employment benefit liabilities, workers' compensation liabilities, liabilities associated with retiree benefits, liabilities relating to environmental matters and liabilities relating to any Guarantee of Indebtedness secured by a Lien on such Property.

               "NET SALES" shall mean, for any period, the sum for the Obligors (determined on a consolidated basis without duplication in accordance with GAAP) of all revenues (other than Project Development Fees) that should be classified as net sales on an income statement.

               "NET WORTH" shall mean, as at any date for any Person, the sum for such Person and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

               (a)  the amount of capital stock; PLUS

               (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, MINUS the amount of such deficit); PLUS

               (c) any warrant accretion expense (as that term is used in GAAP) or any original issue discount accretion expense (as such term is used in GAAP) arising after the Closing Date, PLUS

               (d) the value ascribed to any warrants issued to a Lender and the cumulative effect of any change in the valuation of such warrants, PLUS

               (e)    the outstanding amount of the Convertible
        Subordinated Note.

PROVIDED that any predecessor basis adjustment required under GAAP shall be disregarded in calculating "Net Worth."

               "NOTES" shall mean the Revolving Credit Notes, the Term Loan Notes, the CapEx Loan Notes and the Repurchase Loan Notes.

               "OPERATING AGREEMENT" shall mean the Operating Agreement to be entered into between MidTex, the City of Big Springs and Cornell Corrections of Texas, Inc. relating to the Big Springs IGA.

               "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

               "PERMITTED INVESTMENTS" shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any Lender or by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Services,

Inc., respectively, maturing not more than six months from the date of acquisition thereof; (d) commercial paper of any Lender (or any Affiliate thereof located in the United States of America) that is rated A-1 or better or P-1 by Standard and Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than six months from the date of acquisition thereof; (e) repurchase agreements entered into with any Lender or with any bank or trust company satisfying the conditions of clause (b) hereof that is secured by any obligation of the type described in clauses (a) through (d) of this definition; and (f) money market funds acceptable to the Majority Lenders.

               "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

               "PLAN" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

               "POST-DEFAULT RATE" shall mean, in respect of any principal of any Loan, any Reimbursement Obligation or any other amount under this Agreement, any Note or any other Basic Document that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% PLUS the Base Rate as in effect from time to time PLUS the Applicable Margin for Base Rate Loans (PROVIDED that, with respect to principal of a Eurodollar Loan, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% PLUS the interest rate for such Loan as provided in Section 3.02 hereof and, thereafter, the rate provided for above in this definition).

               "PRIME RATE" shall mean the arithmetic average of the rates of interest publicly announced by The Chase Manhattan Bank (National Association), Citibank, N.A. and Morgan Guaranty Trust Company of New York (or their respective successors) as their respective prime commercial lending rates (or, as to any such bank that does not announce such a rate, such bank's "base" or other rate reasonably determined by the Agent to be the equivalent rate announced by such bank), EXCEPT THAT, if any such bank shall, for any period, cease to announce publicly its prime commercial lending (or equivalent) rate, the Agent shall, during such period, reasonably determine the "prime rate" based upon the commercial lending (or equivalent) rates announced publicly by the other such banks.

               "PRINCIPAL LENDER" shall mean the institution holding, or acting as agent for the institutions holding, a majority of the obligations created, issued or incurred by the Obligors for borrowed money or if no institution holds a majority of such obligations, the placement agent or managing underwriter of such obligations.

               "PROJECT DEVELOPMENT FEES" shall mean any fees paid to the Company or any of its Subsidiaries for providing design, building, financial advisory, consulting or development services for, or for arranging financing for, a third party.

               "PROPERTY" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

               "PUT AMOUNT" shall mean $250,000 payable by the Company to ING upon the exercise of ING's put rights under the ING Stock Option Agreement.

               "QUARTERLY DATES" shall mean the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement.

               "REGULATIONS A, D, G, U AND X" shall mean, respectively, Regulations A, D, G, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

               "REGULATORY CHANGE" shall mean, with respect to any Lender, any change after the date of this Agreement in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after the date of this Agreement of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

               "REIMBURSEMENT OBLIGATIONS" shall mean, at any time, the obligations of the Company then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Letter of Credit Issuer in respect of any drawings under a Letter of Credit.

               "RELEASE" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

               "RELEVANT CONTRACT" shall have the meaning set forth in
Section 7.02(b) hereof.

               "RELEVANT TRANSACTION" shall have the meaning set forth in Section 7.02(a) hereof.

               "REPURCHASE LOAN COMMITMENT" shall mean, for each Lender, the obligation of such Lender to make a single Repurchase Loan in an amount up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereof under the caption "Repurchase Loan Commitment". The aggregate principal amount of the Repurchase Loan Commitments is $2,350,000.

               "REPURCHASE LOAN COMMITMENT TERMINATION DATE" shall mean July 12, 1996.

               "REPURCHASE LOAN NOTES" shall mean the promissory notes provided for by Section 2.07(d) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

               "REPURCHASE LOAN PRINCIPAL PAYMENT DATES" shall mean the Quarterly Dates falling on or nearest to December 31, 1996 and December 31, 2002.

               "REPURCHASE LOANS" shall mean the loans provided for by Section 2.01(d) hereof, which shall only be Base Rate Loans.

               "REPURCHASE TRANSACTION" shall mean the acquisition by the Company of 555,000 shares of common stock of the Company from Mr. Norman Cox for a price per share equal to $3.75, the payment of fees and expenses by the Company in connection therewith in an aggregate amount equal to $229,000, and the issuance of Equity

Rights in respect of 555,000 shares of common stock of the Company to securityholders of the Company pursuant to the Stock Option Agreements.

               "RESTRICTED CASH" shall mean, for any period, collectively, (a) amounts required to be set aside by the Company or its Subsidiaries pursuant to Correctional and Detention Facility Agreements for inmate welfare and for replacement of equipment, (b) amounts required to be held in escrow pursuant to any lease of any real property entered into by the Company or its Subsidiaries for restoration of such real property at the end of the applicable lease term and (c) funds to be deposited into inmate bank accounts.

               "REVOLVING CREDIT COMMITMENT" shall mean, for each Lender, the obligation of such Lender to make Revolving Credit Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereof under the caption "Revolving Credit Commitment" (as the same may be reduced from time to time pursuant to Section 2.03 hereof). The original aggregate principal amount of the Revolving Credit Commitments is $2,500,000.

               "REVOLVING CREDIT COMMITMENT TERMINATION DATE" shall mean the Business Day immediately preceding June 30, 2001.

               "REVOLVING CREDIT LOANS" shall mean the loans provided for by
Section 2.01(a) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

               "REVOLVING CREDIT NOTES" shall mean the promissory notes provided for by Section 2.07(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

               "SECURITY AGREEMENT" shall mean the Security Agreement dated as of March 14, 1995 between each Obligor and the Agent, as the same shall be modified and supplemented and in effect from time to time.

               "SECURITY AGREEMENT AMENDMENT" shall mean an Amendment to the Security Agreement between each Obligor and the Agent, substantially in the form of Exhibit B-2 hereto.

               "SECURITY DOCUMENTS" shall mean, collectively, the Security Agreement, any Mortgage and all Uniform Commercial Code financing statements required by this Agreement, the Security Agreement or any Mortgage to be filed with respect to the security interests in personal Property and fixtures created pursuant to the Security Agreement or any Mortgage.

               "SELLER SUBORDINATED DEBT" shall mean Indebtedness of the Company, in an aggregate principal amount not to exceed $700,000, (i) outstanding under Section 3(d) of each of the Employment Agreements, dated March 31, 1994, among Cornell Cox Group, L.P., Eclectic Communications, Inc., and, each of John R. Forren, Marvin H. Wiebe, Jr. and Richard A. Frank (collectively, the "EMPLOYEES") and (ii) guaranteed by the Company, by the Guaranty, dated the date of the Original Credit Agreement, by the Company in favor of the Employees.

               "SELLING, GENERAL AND ADMINISTRATIVE EXPENSES" shall mean, for any period, the sum for the Obligors (determined on a consolidated basis without duplication in accordance with GAAP) of all expenses that should be classified as selling, general and administrative expenses on an income statement.

               "SELLING, GENERAL AND ADMINISTRATIVE EXPENSE RATIO" shall mean the ratio of (a) Selling, General and Administrative Expenses for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date (or, with respect to any date prior to December, 1995, for the period commencing on January 1, 1995 and ending on the fiscal quarter ending on or most recently ended prior to such date) to (b) Net Sales for such period.

               "STOCK OPTION AGREEMENTS" shall have the meaning set forth in the Investors Agreement.

               "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

               "TERM LOAN COMMITMENT" shall mean, for each Lender, the obligation of such Lender to make a Term Loan in an aggregate amount up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereof under the caption "Term Loan Commitment" (as the same may be reduced from time to time pursuant to Section 2.03 hereof). The original aggregate principal amount of the Term Loan Commitments is $23,200,000.

               "TERM LOAN COMMITMENT TERMINATION DATE" shall mean July
12, 1996.

               "TERM LOAN NOTES" shall mean the promissory notes provided for by
Section 2.07(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

               "TERM LOAN PRINCIPAL PAYMENT DATES" shall mean the Quarterly Dates, commencing with December 31, 1996 through and including December 31, 2002.

               "TERM LOANS" shall mean the loans provided for by Section 2.01(b) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

               "TOTAL LIABILITIES" shall mean, as at any date, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all Indebtedness, PLUS (b) all other liabilities that should be classified as long-term liabilities on a balance sheet, including, without limitation, all reserves (other than general contingency reserves) and all deferred taxes and other deferred items, MINUS (c) the amount outstanding of the Covertible Subordinated Note.

               "TYPE" shall have the meaning assigned to such term in
Section 1.03 hereof.

               "USE PERMIT" shall mean any permit issued by a municipal, state or federal government, or agency, instrumentality or subdivision thereof, that is required for the operation by the Company or its Subsidiaries of any correctional or detention facility.

               "WHOLLY OWNED SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

               1.02  ACCOUNTING TERMS AND DETERMINATIONS.

               (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the delivery of the first financial statements under Section 9.01 hereof, shall mean the audited financial statements as at December 31, 1995 referred to in Section 8.02 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to Section 9.01 hereof (or, prior to the delivery of the first financial statements under Section 9.01 hereof, used in the preparation of the audited financial statements as at December 31, 1995 referred to in Section 8.02 hereof) unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 9.01 hereof, shall mean the audited financial statements referred to in Section 8.02 hereof).

               (b) The Company shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 9.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

               (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 9 hereof, the Company will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30, September 30 and December 31 of each year, respectively.

               1.03 CLASSES AND TYPES OF LOANS. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Revolving Credit Loan, a Term Loan, a CapEx Loan or a Repurchase Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.


               Section 2.  COMMITMENTS, LOANS, NOTES AND PREPAYMENTS.

               2.01  LOANS.

               (a) REVOLVING CREDIT LOANS. Each Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the Closing Date to but not including the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Revolving Credit Commitment of such Lender as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of the other Type (as provided in Section 2.08 hereof) or Continue Eurodollar Loans from one Interest Period to the next Interest Period (as provided in Section 2.08 hereof).

               (b) TERM LOANS. Each Lender severally agrees, on the terms and conditions of this Agreement, to make a single term loan to the Company in Dollars on or before the Term Loan
Commitment Termination Date in an aggregate principal amount up to but not exceeding the amount of the Term Loan Commitment of such Lender. Thereafter the Company may Convert Term Loans of one Type into Term Loans of the other Type (as provided in Section 2.08 hereof) or Continue Eurodollar Loans from one Interest Period to the next Interest Period (as provided in Section 2.08 hereof).

               (c) CAPEX LOANS. Each Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the Closing Date to but not including the CapEx Loan Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the CapEx Loan Commitment of such Lender as in effect from time to time, PROVIDED that in no event shall the aggregate principal amount of all CapEx Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceed the aggregate amount of the CapEx Loan Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the CapEx Loan Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of the other Type (as provided in Section 2.08 hereof) or Continue Eurodollar Loans from one Interest Period to the next Interest Period (as provided in Section 2.08 hereof).

               (d) REPURCHASE LOANS. Each Lender severally agrees, on the terms and conditions of this Agreement, to make a single loan to the Company in Dollars on or before the Repurchase Loan Commitment Termination Date in an aggregate principal amount up to but not exceeding the amount of the Repurchase Loan Commitment of such Lender. Repurchase Loans shall only be Base Rate Loans.

               (e) LIMIT ON EURODOLLAR LOANS. No more than six separate Interest Periods in respect of Eurodollar Loans from each Lender may be outstanding at any one time.

               2.02 BORROWINGS OF LOANS. The Company shall give the Agent notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing of Loans hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Agent, at account number 600-07-116 (ABA No. 021000238) maintained by the Agent with Morgan Guaranty Trust Company of New York, in immediately available funds, for account of the Company. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the

Company maintained with a bank in New York City, Houston, Texas or San Francisco, California, designated by the Company.

               2.03  CHANGES OF COMMITMENTS.

               (a) The aggregate amount of the Revolving Credit Commitments shall be automatically reduced to zero on the Revolving Credit Commitment Termination Date.

               (b) The aggregate amount of the Term Loan Commitments shall be automatically reduced to zero on the Term Loan Commitment Termination Date.

               (c) The aggregate amount of the CapEx Loan Commitments shall be automatically reduced to zero on the CapEx Loan Commitment Termination Date.

               (d) The aggregate amount of the Repurchase Loan Commitments shall be automatically reduced to zero on the Repurchase Loan Commitment Termination Date.

               (e) The Company shall have the right at any time or from time to time (i) to terminate or reduce the aggregate unused amount of the Term Loan Commitments, (ii) to terminate or reduce the aggregate unused amount of the Repurchase Loan Commitments, (iii) so long as no CapEx Loans or Letter of Credit Liabilities are outstanding, to terminate the CapEx Loan Commitments, (iv) so long as no Revolving Credit Loans are outstanding, to terminate the Revolving Credit Commitments, and (v) to reduce the aggregate unused amount of the Revolving Credit Commitments or the CapEx Loan Commitments (for which purpose use of the CapEx Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities); PROVIDED that (x) the Company shall give notice of each such termination or reduction as provided in Section 4.05 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to (x) in the case of Base Rate Loans, $25,000 (or a larger multiple of $25,000), and (y) in the case of Eurodollar Loans, $250,000 (or a larger multiple of $25,000).

               (f) The Commitments once terminated or reduced may not be reinstated.

               2.04 COMMITMENT FEE. The Company shall, with respect to each Commitment, pay to the Agent, for the account of each Lender, a commitment fee on the daily average unused amount of such Lender's Commitment (for which purpose the aggregate amount of any Letter of Credit Liabilities shall be deemed to be a pro rata (based on the CapEx Loan Commitments) use of each Lender's CapEx Loan Commitment), for the period from and including the Closing Date to (but not including) the date such Commitment is reduced to zero, at a rate per annum equal to 1/2 of 1%. Accrued commitment fees shall be payable on each Monthly Date and on the date any Commitment is reduced to zero.

               2.05 LENDING OFFICES. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

               2.06 SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and no Lender shall have any obligation to the Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by the Company at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

               2.07  NOTES.

               (a) The Revolving Credit Loans made by each Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-1 hereto, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its Revolving Credit Commitment as originally in effect and otherwise duly completed.

               (b) The Term Loan made by each Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-2 hereto, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its Term Loan Commitment as originally in effect and otherwise duly completed.

               (c) The CapEx Loans made by each Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-3 hereto, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its CapEx Loan Commitment as originally in effect and otherwise duly completed.

               (d) The Repurchase Loan made by each Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-4 hereto, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its Repurchase Loan Commitment as originally in effect and otherwise duly completed.

               (e) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of each Class made by each Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Note evidencing the Loans of such Class held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; PROVIDED that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans to be evidenced by such Note.

               (f) No Lender shall be entitled to have its Notes subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Lender's relevant Commitment, Loans and Notes pursuant to Section 12.06(b) hereof.

               2.08 OPTIONAL PREPAYMENTS AND CONVERSIONS OR CONTINUATIONS OF LOANS. Subject to Section 4.04 hereof, the Company shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or to Continue Eurodollar Loans, at any time or from time to time, PROVIDED that: (a) the Company shall give the Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (b) prepayments of the Term Loans, the Repurchase Loans and the CapEx Loans shall be applied among such Loans pro rata in accordance with the outstanding principal amounts thereof, (c) prepayments of the CapEx Loans shall not be made prior to the earlier of the first CapEx Loan Principal Payment Date and the payment in full of the Term Loans and the Repurchase Loans, (d) prepayment of Term Loans, Repurchase Loans and CapEx Loans shall be made pro rata among the respective installments thereof; and (e) the Company shall not have the right to Convert Repurchase Loans. Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10 hereof, in the event that any Event of Default shall have occurred and be continuing, the Agent may (and at the request of the Majority Lenders shall) suspend the right of the Company to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.

               2.09  MANDATORY PREPAYMENTS AND REDUCTIONS OF
COMMITMENTS.

               (a) SALE OF ASSETS. Without limiting the obligation of the Company to obtain the consent of the Majority Lenders pursuant to Section 9.05 hereof to any Disposition not otherwise permitted hereunder, in the event that the Net Available Proceeds of any Disposition (herein, the "CURRENT DISPOSITION"), and of all prior Dispositions as to which a prepayment has not yet been made under this Section 2.09(a), shall exceed $250,000 then, no later than five Business Days prior to the occurrence of the Current Disposition, the Company will deliver to the Lenders a statement, certified by the chief financial officer of the Company, in form and detail reasonably satisfactory to the Agent, of the amount of the Net Available Proceeds of the Current Disposition and of all such prior Dispositions and will prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause (i) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds of the Current Disposition and such prior Dispositions, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (h)(1) of this Section 2.09.

               (b) DEBT ISSUANCE. Without limiting the obligation of the Company to obtain the consent of the Majority Lenders pursuant to Section 9.07 hereof to the incurrence of any Indebtedness not otherwise permitted hereunder, upon the receipt by the Company or any of its Subsidiaries of the proceeds of any Indebtedness incurred after the Closing Date (other than Indebtedness described in clause (d), (e) or (f) of Section 9.07 hereof), the Company shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause (i) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (h)(1) of this Section 2.09.

               (c) EQUITY ISSUANCE. Upon any Equity Issuance, the Company shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause (i) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to the Net Available Proceeds thereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (h)(1) of this Section 2.09, PROVIDED that

                      (1) if the chief financial officer of the Company
               certifies to the Agent that, without effecting an Equity Issuance, the Company will not be able to pay principal of or interest on the Loans when due, all Net Available Proceeds of such Equity Issuance shall be applied directly by the Person making the equity investment to the payment of such principal and/or interest; and

                      (2) if the Majority Lenders shall have expressly approved
               an Investment or other acquisition by the Company or any of its Subsidiaries (which approval may be withheld by the Majority Lenders in their sole discretion) that was proposed by the Company to the Lenders and the written materials furnished to the Lenders describing such Investment or other acquisition described in reasonable detail an Equity Issuance that would be used to finance such Investment or acquisition, none of the Net Available Proceeds of such Equity Issuance shall be required to be applied to the prepayment of the Loans or the reduction of the Commitments.

PROVIDED FURTHER that, notwithstanding anything to the contrary in this Section 2.09, so long as any Repurchase Loans are outstanding or any portion of the Put Amount is due and payable:

                             (A) before effecting any other prepayments or
                      reductions of Commitments pursuant to this Section 2.09(c), the Company shall repay in full the Repurchase Loans and pay in full the Put Amount (to the extent not paid or the underlying put expired); and

                             (B) prior to the payment in full of the principal
                      of all Repurchase Loans and the payment in full of the Put Amount (to the extent not paid or the underlying put expired), the amount that the Company is required to prepay (and the amount of Commitment reductions required) under this Section 2.09(c) shall be equal to 100% of the Net Available Proceeds of such Equity Issuance.

               (d) CASUALTY EVENTS. Not later than 60 days following the receipt by any Obligor of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any Property of any Obligor (or upon such earlier date as the Obligor shall have determined not to repair or replace the Property affected by such Casualty Event), or upon the receipt by any Obligor of the proceeds of any key-man life insurance policy, the Company shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause (i) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied to the repair or replacement of such Property or 100% of the proceeds of the key-man life insurance policy, as applicable, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (h)(1) of this Section 2.09. Nothing in this clause (d) shall be deemed to limit any obligation of any Obligor pursuant to any of the Security Documents to remit to a collateral or similar account (including, without limitation, the Collateral Account) maintained by the Agent pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event.

               (e) EXCESS CASH. Not later than 30 days after the last day of each month, commencing with the month of August, 1995 and ending with the month of March, 1997, the Company shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as provided in clause (i) below), and the Commitments shall be subject to automatic termination, in an aggregate amount equal to the Excess Cash as of such day, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (h)(2) of this Section 2.09.

               (f) EXCESS CASH FLOW. Not later than the date 90 days after the end of each fiscal year, commencing with the fiscal year commencing on January 1, 1996, the Company shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause (i) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 75% of Excess Cash Flow for such fiscal year (computed on the basis of the financial statements provided to the Agent pursuant to Section 9.01(d) hereof), such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (h)(1) of this Section 2.09.

               (g) PROJECT DEVELOPMENT FEES. Not later than 15 Business Days following the receipt by any Obligor of any Project Development Fees (unless the amount of the Net Available Proceeds of such Project Development Fees is less than $250,000), the Company shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause (i) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 75% of such Net Available Proceeds, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause
(h)(1) of this Section 2.09.

               (h)  APPLICATION.

               Prepayments and reductions of Commitments described in the above clauses of this Section 2.09 (other than in clause (e) above) shall be effected as follows:

                    (i) first, the amount of the prepayment specified in such
               clauses shall be applied pro rata among the Term Loans, the Repurchase Loans and the CapEx Loans (but, in the case of CapEx Loans, only after the first CapEx Loan Principal Payment Date) then outstanding, in each case pro rata among the outstanding installments thereof;

                      (ii) second, on and prior to the first CapEx Loan
               Principal Payment Date, the CapEx Loan Commitments shall be reduced in an amount equal to any excess over the amount referred to in clause (i) above (and to the extent that, after giving effect to such reduction, the aggregate principal amount of the CapEx Loans would exceed the CapEx Loan Commitments, the Company shall prepay CapEx Loans in an aggregate amount equal to such excess); and

                      (iii) third, the Revolving Credit Commitments shall be
               automatically reduced in an amount equal to any excess over the amounts referred to in clauses (i) and (ii) above (and to the extent that, after giving effect to such reduction, the aggregate principal amount of the Revolving Credit Loans would exceed the Revolving Credit Commitments, the Company shall prepay Revolving Credit Loans in an aggregate amount equal to such excess).

               (2) Prepayments and reductions of Commitments described in the above clause (e) of this Section 2.09 shall be effected as follows:

                      (i) first, prior to the CapEx Loan Commitment Termination
               Date, the amount of the prepayment specified in such clauses shall be applied to the then outstanding principal amount of CapEx Loans, and on and after the CapEx Loan Commitment Termination Date, such amount shall be applied pro rata to the installments of the CapEx Loans then outstanding;

                    (ii) second, any excess over the amount referred to in
               clause (i) shall be applied pro rata to the installments of the Term Loans then outstanding; and

                      (iii) third, the Revolving Credit Commitments shall be
               automatically reduced in an amount equal to any excess over the amounts referred to in clauses (i) and (ii) above (and to the extent that, after giving effect to such reduction, the aggregate principal amount of the Revolving Credit Loans would exceed the Revolving Credit Commitments, the Company shall prepay Revolving Credit Loans in an aggregate amount equal to such excess).

               (i) COVER FOR LETTER OF CREDIT LIABILITIES. In the event that the Company shall be required pursuant to this Section 2.09 to provide cover for Letter of Credit Liabilities, the Company shall effect the same by paying to the Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Agent in the Collateral Account (as provided therein as collateral security in the first instance for Letter of Credit Liabilities) until such time as the Letter of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.

               2.10 LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, and subject to the prior consent of the Letter of Credit Issuer, CapEx Loan Commitments may be utilized, upon the request of the Company, in addition to the CapEx Loans provided for by Section 2.01(c) hereof, by the issuance by the Letter of Credit Issuer of letters of credit (collectively, "LETTERS OF CREDIT") for account of the Company or any of its Subsidiaries (as specified by the Company), PROVIDED that in no event shall the aggregate amount of all Letter of Credit Liabilities, together with the aggregate principal amount of the CapEx Loans, exceed the aggregate amount of the CapEx Loan

Commitments as in effect from time to time. The following additional provisions shall apply to Letters of Credit:

               (a) The Company shall give the Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30 days preceding the CapEx Loan Commitment Termination Date) each Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a commercial letter of credit or a standby letter of credit). Upon receipt of any such notice, the Agent shall advise the Letter of Credit Issuer of the contents thereof.

               (b) On each day during the period commencing with the issuance by the Letter of Credit Issuer of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the CapEx Loan Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's CapEx Loan Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Lender (other than the Letter of Credit Issuer) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Letter of Credit Issuer's liability under such Letter of Credit in an amount equal to such Lender's CapEx Loan Commitment Percentage of such liability, and each Lender (other than the Letter of Credit Issuer) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Letter of Credit Issuer to pay and discharge when due, its CapEx Loan Commitment Percentage of the Letter of Credit Issuer's liability under such Letter of Credit.

               (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Letter of Credit Issuer shall promptly notify the Company (through the Agent) of the amount to be paid by the Letter of Credit Issuer as a result of such demand and the date on which payment is to be made by the Letter of Credit Issuer to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Letter of Credit, the Company hereby unconditionally agrees to pay and reimburse the Agent for account of the Letter of

        Credit Issuer for the amount of each demand for payment under such Letter of Credit at or prior to the date on which payment is to be made by the Letter of Credit Issuer to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

               (d) Forthwith upon its receipt of a notice referred to in clause
        (c) of this Section 2.10, the Company shall advise the Agent whether or not the Company intends to borrow hereunder to finance its obligation to reimburse the Letter of Credit Issuer for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 4.05 hereof. In the event that the Company fails to so advise the Agent, or if the Company fails to reimburse the Letter of Credit Issuer for a payment under a Letter of Credit by the date of such payment, the Agent shall give each Lender prompt notice of the amount of the demand for payment, specifying such Lender's CapEx Loan Commitment Percentage of the amount of the related demand for payment.

               (e) Each Lender (other than the Letter of Credit Issuer) shall pay to the Agent for account of the Letter of Credit Issuer at the Principal Office in Dollars and in immediately available funds, the amount of such Lender's CapEx Loan Commitment Percentage of any payment under a Letter of Credit upon notice by the Letter of Credit Issuer (through the Agent) to such Lender requesting such payment and specifying such amount. Each such Lender's obligation to make such payment to the Agent for account of the Letter of Credit Issuer under this clause (e), and the Letter of Credit Issuer's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Lender to make its payment under this clause (e), the financial condition of the Company (or any other account party), the existence of any Default or the termination of the Commitments. Each such payment to the Letter of Credit Issuer shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender shall default in its obligation to make any such payment to the Agent for account of the Letter of Credit Issuer, for so long as such default shall continue the Agent may at the request of the Letter of Credit Issuer withhold from any payments received by the Agent under this Agreement or any Note for account of such Lender the amount so in default and, to the extent so withheld, pay the same to the

        Letter of Credit Issuer in satisfaction of such defaulted obligation.

               (f) Upon the making of each payment by a Lender to the Letter of Credit Issuer pursuant to clause (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of the Agent, the Letter of Credit Issuer or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Letter of Credit by the Company hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's CapEx Loan Commitment Percentage in any interest or other amounts payable by the Company hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Letter of Credit pursuant to clause (g) of this Section 2.04). Upon receipt by the Letter of Credit Issuer from or for account of the Company of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Letter of Credit Issuer shall promptly pay to the Agent for account of each Lender entitled thereto, such Lender's CapEx Loan Commitment Percentage of such payment, each such payment by the Letter of Credit Issuer to be made in the same money and funds in which received by the Letter of Credit Issuer. In the event any payment received by the Letter of Credit Issuer and so paid to the Lenders hereunder is rescinded or must otherwise be returned by the Letter of Credit Issuer, each Lender shall, upon the request of the Letter of Credit Issuer (through the Agent), repay to the Letter of Credit Issuer (through the Agent) the amount of such payment paid to such Lender, with interest at the rate specified in clause (j) of this Section 2.10.

               (g) The Company shall pay to the Agent for account of each Lender (ratably in accordance with their respective Commitment Percentages) a letter of credit fee in respect of each Letter of Credit in an amount equal to 3% per annum of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such

        Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the CapEx Loan Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day). In addition, the Company shall pay to the Agent for account of the Letter of Credit Issuer a fronting fee in respect of each Letter of Credit in an amount equal to 3/4 of 1% per annum of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the CapEx Loan Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day) plus all commissions, charges, costs and expenses in the amounts customarily charged by the Letter of Credit Issuer from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

               (h) Promptly following the end of each calendar month, the Letter of Credit Issuer shall deliver (through the Agent) to each Lender and the Company a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such month. Upon the request of any Lender from time to time, the Letter of Credit Issuer shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

               (i) The issuance by the Letter of Credit Issuer of each Letter of Credit shall, in addition to the conditions precedent set forth in
        Section 7 hereof, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Letter of Credit Issuer consistent with its then current practices and procedures with respect to letters of credit of the same type and (ii) the Company shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Letter of Credit Issuer shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, PROVIDED that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

               (j) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to clause (e) or (f) of this Section 2.10 on the due date therefor, such Lender shall pay interest to the Letter of Credit Issuer (through the Agent) on such amount from and including such due date to but excluding the date such payment is made, PROVIDED that if such Lender shall fail to make such payment to the Letter of Credit Issuer within three Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Post-Default Rate.

               (k) The issuance by the Letter of Credit Issuer of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.10 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Lender shall have consented thereto.

The Company hereby indemnifies and holds harmless each Lender and the Agent from and against any and all claims and damages, losses, liabilities, costs or expenses that such Lender or the Agent may incur (or that may be claimed against such Lender or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Letter of Credit Issuer under any Letter of Credit; PROVIDED that the Company shall not be required to indemnify any Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Letter of Credit Issuer in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) in the case of the Letter of Credit Issuer, such Lender's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit.

Nothing in this Section 2.10 is intended to limit the other obligations of the Company, any Lender or the Agent under this Agreement.


               Section 3.  PAYMENTS OF PRINCIPAL AND INTEREST.

               3.01  REPAYMENT OF LOANS AND OTHER AMOUNTS.

               (a) The Company hereby promises to pay to the Agent for account of each Lender the entire outstanding principal amount of such Lender's Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the Revolving Credit Commitment Termination Date.

               (b) The Company hereby promises to pay to the Agent for account of each Lender the principal of such Lender's Term Loans in 25 quarterly installments, payable on the Term Loan Principal Payment Dates occurring in the following months as follows:

        PRINCIPAL PAYMENT DATE              AMOUNT OF INSTALLMENT ($)
        ----------------------              -------------------------

            December 1996                                 $1,200,000
            March 1997                                       750,000
            June 1997                                        750,000
            September 1997                                   750,000
            December 1997                                    750,000
            March 1998                                       750,000
            June 1998                                        750,000
            September 1998                                   750,000
            December 1998                                    750,000
            March 1999                                       875,000
            June 1999                                        875,000
            September 1999                                   875,000
            December 1999                                    875,000
            March 2000                                       937,500
            June 2000                                        937,500
            September 2000                                   937,500
            December 2000                                    937,500
            March 2001                                     1,062,500
            June 2001                                      1,062,500
            September 2001                                 1,062,500
            December 2001                                  1,062,500
            March 2002                                     1,125,000
            June 2002                                      1,125,000
            September 2002                                 1,125,000
            December 2002                                  1,125,000

If the Company does not borrow the full amount of the aggregate Term Loan Commitments on or before the Term Loan Commitment Termination Date, the shortfall shall be applied to reduce the foregoing installments ratably.

               (c) The Company hereby promises to pay to the Agent for account of each Lender the principal of such Lender's CapEx Loans outstanding on the CapEx Loan Commitment Termination Date in 20 equal quarterly installments payable on the CapEx Loan
Principal Payment Dates.

               (d) The Company hereby promises to pay to the Agent for account of each Lender the principal of such Lender's Repurchase Loan outstanding on the Repurchase Loan Commitment Termination Date in two installments payable on the Repurchase Loan Principal Payment Dates, the first such installment in an amount equal to $1,043,400 and the second in amount equal to the balance thereof.

               (e) The Company hereby promises to pay to ING all amounts payable under the ING Stock Option Agreement in accordance with the terms thereof, including (without limitation) the Put Amount.

               3.02 INTEREST. The Company hereby promises to pay to the Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

               (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) PLUS the Applicable Margin;

               (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period PLUS the Applicable Margin.

Notwithstanding the foregoing, the Company hereby promises to pay to the Agent for account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, on any Reimbursement Obligation held by such Lender, and on any other amount payable by the Company hereunder or under the Notes held by such Lender to or for account of such Lender, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, monthly on the Monthly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the Company.

               Section 4.  PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS;
ETC.

               4.01  PAYMENTS.

               (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Company under this Agreement and the Notes and the Fee Letter, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Basic Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at account number 600-07- 116 (ABA No. 021000238) maintained by the Agent with Morgan Guaranty Trust Company of New York, not later than 2:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

               (b) Any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Company with such Lender (with notice to the Company and the Agent).

               (c) The Company shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section 4.02 hereof, may determine to be appropriate).

               (d) Each payment received by the Agent under this Agreement or any Note for account of any Lender shall be paid by the Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

               (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

               4.02 PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each borrowing of Loans of a particular Class from the Lenders under
Section 2.01 hereof shall be made from the Lenders, each payment of a commitment fee under Section 2.04 hereof in respect of Commitments of a particular Class shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.03 hereof shall be applied to the respective Commitments of such Class of the Lenders, pro rata according to the amounts of their respective Commitments of such Class; (b) the making, Conversion and Continuation of Revolving Credit Loans, CapEx Loans, Term Loans and Repurchase Loans of a particular Type (other than Conversions provided for by Section 5.04 hereof) shall be made pro rata among the Lenders according to the amounts of their respective Revolving Credit Commitments, CapEx Loan Commitments, Term Loan Commitments and Repurchase Loan Commitments (in the case of making of Loans) or their respective Revolving Credit Loans, CapEx Loans and Term Loans (in the case of Conversions and Continuations of Loans) and the then current Interest Period for each Loan of such Type shall be coterminous;
(c) each payment or prepayment of principal of Revolving Credit Loans, CapEx Loans, Term Loans or Repurchase Loans by the Company shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (d) each payment of interest on Revolving Credit Loans, CapEx Loans, Term Loans and Repurchase Loans by the Company shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the Lenders.

               4.03 COMPUTATIONS. Except as otherwise provided herein, interest on Loans and Reimbursement Obligations and commitment fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

               4.04 MINIMUM AMOUNTS. Except for mandatory prepayments made pursuant to Section 2.09 hereof and Conversions or prepayments made pursuant to
Section 5.04 hereof, each borrowing, Conversion and partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $25,000 (or $250,000 in the case of Eurodollar Loans) or a larger multiple of $25,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period).

               4.05 CERTAIN NOTICES. Notices by the Company to the Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than 11:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:


        Number of

         Business
               NOTICE
        DAYS PRIOR

        Termination or reduction
        of Commitments
               3

        Borrowing or prepayment of,
        or Conversions into,
        Base Rate Loans
          same day

        Borrowing or prepayment of,
        Conversions into, Continuations
        as, or duration of Interest
        Period for, Eurodollar Loans
               3

Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid (and, in the case of a Conversion, the Type of Loan to result from such Conversion) and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate
Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

               4.06 NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Agent shall have been notified by a Lender or the Company (the "PAYOR") prior to the date on which the Payor is to make payment to the Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Company) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "ADVANCE DATE") such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, PROVIDED that if neither the recipient(s) nor the Payor shall return the Required Payment to the Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

               (i) if the Required Payment shall represent a payment to be made by the Company to the Lenders, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (and, in case the recipient(s) shall return the Required Payment to the Agent, without limiting the obligation of the Company under Section 3.02 hereof to pay interest to such recipient(s) at the Post-Default Rate in respect of the Required Payment) and

            (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to Section 3.02 hereof (and, in case the Company shall return the Required Payment to the Agent, without limiting any claim the Company may have against the Payor in respect of the Required Payment).

               4.07  SHARING OF PAYMENTS, ETC.

               (a) The Company agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Agent thereof, PROVIDED that such Lender's failure to give such notice shall not affect the validity thereof.

               (b) If any Lender shall obtain from any Obligor payment of any principal of or interest on any Loan or Letter of Credit Liability owing to it or payment of any other amount under this Agreement or any other Basic Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans, Letter of Credit Liabilities or such other amounts then due hereunder or thereunder by such Obligor to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans, Letter of Credit Liabilities or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans, Letter of Credit Liabilities or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

               (c) The Company agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

               (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.


               Section 5.  YIELD PROTECTION, ETC.

               5.01  ADDITIONAL COSTS.

               (a) The Company shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs actually incurred by such Lender that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change that:

                    (i) shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Notes or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (excluding (A) franchise taxes imposed on it or (B) changes in the rate of tax on the overall net income of such Lender or of such Applicable Lending Office, in each case, by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

                   (ii) imposes or modifies any reserve, special deposit or similar requirements (other than, in the case of any Lender for any period as to which the Company is required to pay any amount under paragraph (e) below, the reserves and "Eurocurrency liabilities" under Regulation D referred to therein) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or

                  (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitments.

If any Lender requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), PROVIDED that such suspension shall not affect the right of such Lender to receive the compensation so requested.

               (b) Without limiting the effect of the provisions of paragraph
(a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Company (with a copy to the Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

               (c) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs actually incurred by such Lender that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R. Part 3, Appendix
A)), of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Section 5.01(c) and Section 5.06 hereof, "BASLE ACCORD" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

               (d) Each Lender shall notify the Company of any event occurring after the date of this Agreement entitling such Lender to compensation under paragraph (a) or (c) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; PROVIDED that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Company a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph
(a) or (c) of this Section 5.01. Determinations and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive, absent demonstrable error, PROVIDED that such determinations and allocations are made and attributed on a reasonable basis.

               (e) Without limiting the effect of the foregoing, the Company shall pay to each Lender on the last day of each Interest Period so long as such Lender is maintaining reserves against "Eurocurrency liabilities" under Regulation D (or, unless the provisions of paragraph (b) above are applicable, so long as such Lender is, by reason of any Regulatory Change, maintaining reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender (which includes any Eurodollar Loans) an additional amount (determined by such Lender and notified to the Company through the Agent) equal to the product of the following for each Eurodollar Loan for each day during such Interest Period:

               (i) the principal amount of such Eurodollar Loan outstanding on such day; and

               (ii) the remainder of (x) the fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Eurodollar Loan for such Interest

        Period as provided in this Agreement (less the Applicable Margin) and the denominator of which is one MINUS the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Lender on such day MINUS (y) such numerator; and

               (iii)  1/360.

               (f) Notwithstanding anything in this Section 5.01 to the contrary, to the extent that any Lender does not charge all of its customers who are similarly situated to the Company in respect of any Additional Costs or other cost or compensation referred to this Section 5.01, such Lender shall not charge the Company for such Additional Cost or other cost or compensation.

               5.02 LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Interest Period:

               (a) the Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

               (b) if the Majority Lenders determine, which determination shall be conclusive, and notify (or notifies, as the case may be) the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined do not adequately cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Agent shall give the Company and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.08 hereof.

               5.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Company thereof (with a copy to the Agent) and such Lender's obligation to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

               5.04 TREATMENT OF EURODOLLAR LOANS. If the obligation of any Lender to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion required by Section 5.01(b) or 5.03 hereof, on such earlier date as such Lender may specify to the Company with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

               (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

               (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Company with a copy to the Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

               5.05 COMPENSATION. The Company shall pay to the Agent for account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense actually incurred that such Lender determines is attributable to:

               (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last day of the Interest Period for such Loan; or

               (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in
        Section 7 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed (other than the portion thereof consisting of the Applicable Margin) for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

               5.06 SUBSTITUTION OF LENDERS. In the event that the Company becomes obligated to pay additional amounts to any Lender pursuant to Section
5.01 hereof, then (unless such Lender has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating the cause for such obligation to pay such additional amounts, then the Company may, so long as no Default shall be continuing, within 60 days after the demand by such Lender for such additional amounts, designate another bank which is acceptable to the Agent and the Majority Lenders (such other bank being herein called a "REPLACEMENT LENDER") to purchase all of the Loans of such Lender and all of such Lender's rights and obligations hereunder (without recourse to or warranty by, or expense to, such Lender) for a purchase price equal to the outstanding principal amount of such Lender's Loans plus any accrued but unpaid interest thereon and any accrued but unpaid fees in respect of such Lender's Commitments and any other amounts then payable to such Lender hereunder, and to assume all of the obligations of such Lender hereunder (except for such rights as survive the repayment of the Loans) and, upon such purchase such Lender shall no longer be a party hereto or have any rights hereunder (except for those that survive repayment of the Loans) and shall be released from all of its obligations hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.


               5.07 ADDITIONAL COSTS IN RESPECT OF LETTERS OF CREDIT. Without limiting the obligations of the Company under Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Lender's or Lenders' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Lender or Lenders (through the Agent), the Company shall pay immediately to the Agent for account of such Lender or Lenders, from time to time as specified by such Lender or Lenders (through the Agent), such additional amounts as shall be sufficient to compensate such Lender or Lender (through the Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lender, submitted by such Lender or Lenders to the

Company shall be conclusive in the absence of manifest error as to the amount thereof.


               Section 6.  GUARANTEE.

               6.01 THE GUARANTEE. The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and the Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and the Notes held by each Lender of, the Company and all other amounts from time to time owing to the Lenders or the Agent by the Company under this Agreement and under the Notes and by any Obligor under any of the other Basic Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

               6.02 OBLIGATIONS UNCONDITIONAL. The obligations of the Subsidiary Guarantors under Section 6.01 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute and unconditional as described above:

             (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

            (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

           (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

            (iv) any lien or security interest granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against the Company under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

               6.03 REINSTATEMENT. The obligations of the Subsidiary Guarantors under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

               6.04 SUBROGATION. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 6.01 hereof, whether by subrogation or otherwise, against the Company or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

               6.05 REMEDIES. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Company under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of said Section 6.01.

               6.06 INSTRUMENT FOR THE PAYMENT OF MONEY. Each Guarantor hereby acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

               6.07  CONTINUING GUARANTEE.  The guarantee in this
Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

               6.08 RIGHTS OF CONTRIBUTION. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 6.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 6 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

               For purposes of this Section 6.08, (i) "EXCESS FUNDING GUARANTOR" shall mean, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "EXCESS PAYMENT" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "PRO RATA SHARE" shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all Properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all Properties of the Company and all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Company and the Subsidiary Guarantors hereunder) of the Company and all of the Subsidiary Guarantors, all as of the Closing Date. If any Subsidiary becomes a Subsidiary Guarantor hereunder subsequent to the Closing Date, then for purposes of this Section 6.08 such subsequent Subsidiary Guarantor shall be deemed to have been a Subsidiary Guarantor as of the Closing Date and the aggregate present fair saleable value of the Properties, and the amount of the debts and liabilities, of such Subsidiary Guarantor as of the Closing Date shall be deemed to be equal to such value and amount on the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

               6.09 GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 6.01 hereof would otherwise, taking into account the provisions of
Section 6.08 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 6.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

               Section 7.  CONDITIONS PRECEDENT.

               7.01 EFFECTIVENESS OF AMENDMENT AND RESTATEMENT. The effectiveness of the amendment and restatement of the Original Credit Agreement provided for by this Agreement is subject to the conditions precedent that the Agent shall have received, on or prior to July 12, 1996, the following, each of which shall be satisfactory to the Agent in form and substance:

               (a) CORPORATE DOCUMENTS. Certified copies of the charter and by-laws (or equivalent documents) of each Obligor and of all corporate authority for each Obligor (including, without limitation, board of director resolutions and evidence of the incumbency of officers) with respect to the execution, delivery and performance of such of the Basic Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder (and the Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).

               (b) MIDTEX AGREEMENTS. Copies of (a) the MidTex Asset Purchase Agreement, (b) the Big Springs IGA Contract and (c) the Operating Agreement.

               (c) USE PERMITS. A certificate of a senior officer of the Company stating that any Use Permits required to be obtained in connection with any Correctional and Detention

        Facility Contract, or the operations contemplated thereby, are in full force and effect.

               (d)  NOTES.  The Notes, duly completed and executed.

               (e) SECURITY AGREEMENT. The Security Agreement Amendment, duly executed and delivered by the Obligors and the Agent and the certificates identified under the name of such Obligor in Annex 1 thereto, in each case (unless such certificates represent bearer shares) accompanied by undated stock powers executed in blank. In addition, each Obligor shall have taken such other action (including, without limitation, delivering to the Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Agent shall have reasonably requested in order to perfect the security interests created pursuant to the Security Agreement as amended by the Security Agreement Amendment.

               (f) FINANCIAL PROJECTIONS. Projections satisfactory to the Agent from the chief financial officer of the Company (in form satisfactory to Agent) for the fiscal year ending on December 31, 1996 through (and including) the fiscal year ending on December 31, 2000, after giving effect to the borrowings hereunder on the Closing Date, the MidTex Acquisition and the other transactions contemplated hereby.

               (g) INSURANCE. Certificates of insurance evidencing the existence of all insurance required to be maintained by the Company pursuant to
        Section 9.04 hereof and the designation of the Agent as the loss payee or additional named insured, as the case may be, thereunder to the extent required by said Section 9.04, such certificates to be in such form and contain such information as is specified in said Section 9.04. In addition, the Company shall have delivered (i) a certificate of the chief financial officer of the Company setting forth the insurance obtained by it in accordance with the requirements of Section 9.04 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid and (ii) a written report, dated reasonably near the date the Loans are being made, of an independent insurance broker acceptable to the Agent, as to such insurance and stating that, in their opinion, such insurance adequately protects the interests of the Agent and the Lenders, is in compliance with the provisions of said Section 9.04, and is comparable in all respects with insurance carried by responsible owners and operators of Properties similar to those of the Obligors.

               (h) ENVIRONMENTAL SURVEY. An environmental survey and assessment prepared by a firm of licensed engineers (acceptable to the Agent and the Company and familiar with the identification of toxic and hazardous substances) in form and substance reasonably satisfactory to the Agent, such environmental survey and assessment to be based upon physical on-site inspections by such firm of each of the existing sites and facilities owned, operated or leased by MidTex, as well as an historical review of the uses of such sites and facilities and of the business and operations of MidTex (including any former Subsidiaries or divisions of MidTex that have been disposed of prior to the date of such survey and assessment and with respect to which MidTex may have retained liability for Environmental Claims). The Agent shall provide the Company, at its request, an opportunity to review and comment on the draft version of such survey and environmental assessment.

               (i) EQUITY ISSUANCE AND EQUITY RIGHTS. Each of the following:

                      (i) The Company shall have received $6,000,000 in proceeds from short-term bridge financing provided by ING (the "CONVERTIBLE SUBORDINATED NOTE"), on terms and conditions satisfactory to the Agent; and

                      (ii) Copies of all documents or instruments providing for
               any Equity Rights with respect to the Company or any of its Subsidiaries (each of which shall be in form and substance satisfactory to the Agent).

               (j) DEBT INSTRUMENTS. Copies of all documents or instruments evidencing any of the Indebtedness described on
        Schedule I hereto (each of which shall be in form and substance satisfactory to the Agent).

               (k) MIDTEX ASSET PURCHASE AGREEMENT. Evidence that all of the conditions to the MidTex Asset Purchase Agreement (any such conditions requiring the satisfaction of any person or entity other than the Agent or the Lenders to be deemed for this purpose to require the satisfaction of the Agent) have been met or waived with the concurrence of the Lenders.

               (l) LICENSES, PERMITS AND GOVERNMENTAL APPROVALS. Evidence that all necessary licenses, permits and governmental and third-party consents and approvals in connection with the MidTex Acquisition (including, without limitation, appropriate written approvals from the Federal Bureau of Prisons and the City of Big Springs) have been obtained and remain in full force and effect.

               (m) REPAYMENT OF EXISTING INDEBTEDNESS. Evidence that the principal of and interest on, and all other amounts owing in respect of, the loans and other extensions of credit under the Original Credit Agreement shall have been, or shall concurrently be, paid in full.

               (n) UCC, TAX LIEN, JUDGMENT AND LITIGATION SEARCHES. Reports satisfactory to the Agent listing the result of Uniform Commercial Code filing, tax lien, judgment and litigation searches prepared by one or more firms satisfactory to the Agent with respect to each Obligor in each of the jurisdictions deemed relevant by the Agent.

               (o) OFFICER'S CERTIFICATE. A certificate of a senior officer of the Company, dated the Closing Date, to the effect set forth in the first sentence of Section 7.03 hereof.

               (p) OPINION OF NEW YORK AND CALIFORNIA COUNSEL TO THE OBLIGORS. An opinion, dated the Closing Date, of Proskauer Rose Goetz & Mendelsohn LLP, counsel to the Obligors, substantially in the form of Exhibit D-1 hereto (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Agent).

               (q) OPINION OF TEXAS COUNSEL TO THE OBLIGORS. An opinion, dated the Closing Date, of Baker & Botts, L.L.P., counsel to the Obligors, substantially in the form of Exhibit D-2 hereto (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Agent).

               (r) ADVERSE LITIGATION OR PROCEEDING. Certificates of each Obligor, signed on behalf of each Obligor by a senior officer thereof, to the effect that (and the Agent shall be satisfied in its good faith judgment that) no litigation or proceeding shall exist (or, to such officer's knowledge be threatened) (i) with respect to the MidTex Acquisition or (ii) that could have a Material Adverse Effect.

               (s) MANAGEMENT AGREEMENTS, ETC.. To the extent not delivered pursuant to the Original Credit Agreement, copies of all agreements and arrangements among the shareholders of the Company or between any shareholder and the Company, and all employment and non-compete agreements (or similar agreements) between the Company and certain key personnel.

               (t) MIDTEX AND OTHER REAL PROPERTY. Evidence that with respect to any interest in real property acquired pursuant to the MidTex Asset Purchase Agreement, and any other real property held by any Obligor on the Closing Date, the Obligors shall have complied with the provisions of Section 9.27 hereto.

               (u) EQUITY ISSUANCE AND PROCEEDS. The Company shall have received at least $200,000 in net cash proceeds from the issuance of its Class B Common Stock to Dillon Read.

               (v) OTHER DOCUMENTS. Such other documents as the Agent or any Lender or special New York counsel to ING may reasonably request.

The effectiveness of this Agreement is also subject to the payment or delivery by the Company of such fees and other consideration as the Company shall have agreed to pay or deliver to any Lender or an affiliate thereof or the Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Mayer, Brown & Platt, special New York counsel to ING in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the other Basic Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

               7.02 CAPEX LOANS. The obligation of any Lender to make any CapEx Loan (including, if applicable, upon the initial borrowing hereunder) which would result in the Lenders having made an aggregate principal amount of CapEx Loans in excess of $250,000 (excluding the aggregate principal amount of any CapEx Loans borrowed upon the date of the initial borrowing hereunder) is subject to the further conditions precedent that the Agent shall have received the following, each of which shall be satisfactory to the Agent (and to the extent specified below, to the Majority Lenders) in form and substance:

               (a) CFO CERTIFICATE. A certificate of the chief financial officer of the Company (in such detail as the Agent may request) as to the good faith estimated amount of

        Capital Expenditures that will be incurred in respect of a newly-executed Correctional and Detention Facility Contract, an amendment to an existing Correctional and Detention Facility Contract or an expansion under an existing Correctional and Detention Facility Contract, as applicable, to which such borrowing relates (the "RELEVANT TRANSACTION" for such borrowing), over the term of such CapEx Loans (the "REQUIRED CAPEX AMOUNT" for such CapEx Loans).

               (b) RELEVANT CORRECTIONAL AND/OR DETENTION FACILITY CONTRACTS. True and complete copies of the fully executed Correctional and Detention Facility Contract or Contracts (including all amendments thereto) to which the Relevant Transaction relates (the "RELEVANT CONTRACT" for such Relevant Transaction), together with a certificate of a senior officer of the Company to the effect that (x) all conditions to the effectiveness of the Relevant Contract for such borrowing shall have been met or waived; PROVIDED THAT any condition in such Relevant Contract that, if not met, could reasonably be expected to have a Material Adverse Effect shall not be waived by any Person without the consent of the Agent and the Majority Lenders and (y) such Relevant Contract does not contain any provision permitting the other party to such Relevant Contract to terminate, cancel or otherwise modify such Relevant Contract upon the occurrence of any change in control (or similar event) with respect to any Obligor. Further, any condition in such Relevant Contract requiring the satisfaction of any Person shall be deemed for purposes of this Section 7.02(b) to require the satisfaction of the Agent and the Majority Lenders if the failure to meet such condition could reasonably be expected to have a Material Adverse Effect.

               (c) USE PERMITS. A certificate of a senior officer of the Company to the effect that (x) attached thereto are true and complete copies of each Use Permit required in connection with the Relevant Transaction for such borrowing and that each such Use Permit is in full force and effect, or (y) no Use Permits are so required.

               (d) CORPORATE AUTHORIZATIONS. Evidence to the reasonable satisfaction of the Agent that the Relevant Transaction for such borrowing shall have been duly approved by the board of directors of each relevant Obligor and that the Relevant Contract therefor shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. In addition, the Agent shall have received copies of all written information provided to the board of directors of any Obligor in connection with such Relevant Transaction at the same time such information was provided to such board of directors.

               (e) AMOUNT OF THE CAPEX LOANS. Evidence to the satisfaction of the Majority Lenders that the aggregate amount of the CapEx Loans included in such borrowing does not exceed the lesser of:

                      (i)  the sum of the following:

                             (x) the projected Net Cash Flow with respect to the
                      Relevant Transaction for such CapEx Loans for the Contract Term therefor, PLUS

                             (y) to the extent not included in the amount
                      determined pursuant to the foregoing clause (x), the aggregate amount of reimbursement payments as to which the applicable Counterparty is expressly obligated in writing to the Obligors (whether by direct payment obligations or a guarantee of payment obligations) for expansion expenses related to such Relevant Transaction (whether or not payable during the Contract Term for such Relevant Transaction); and

                      (ii)  the Required CapEx Amount for such CapEx
               Loan.

        Such evidence shall include (without limitation) a certificate of a senior financial officer of the Company (in such detail as the Agent may request) as to the respective amounts referred to in the foregoing clauses (i)(x) and (i)(y).

        For purposes of this Section 7.02:

               "CONTRACT TERM" shall mean, for any Relevant Transaction, (a) if the Counterparty with respect to the Relevant Contract is the Federal Bureau of Prisons, the initial stated term of the Relevant Contract (or relevant portion of such Relevant Contract), together with each term for which such Relevant Contract (or such portion) may be renewed at the option of the respective parties thereto (to the extent that the duration of all such optional renewal terms does not exceed five years); and (b) if the Counterparty with respect to the Relevant Contract is any party other than the Federal Bureau of Prisons, the stated term of the Relevant Contract (or relevant portion of such Relevant Contract), without giving effect to any optional renewals thereof.

               "COUNTERPARTY" shall mean, with respect to any Relevant Contract, the party or parties to such Relevant Contract other than an Obligor.

               "NET CASH FLOW" shall mean, with respect to any Relevant Transaction for any period, the sum of the following:

                      (x) the projected occupancy-related revenues to be
               generated by such Relevant Transaction during such period, PLUS

                      (y) the aggregate amount of reimbursement payments to be
               made by the applicable Counterparty for lease expenses and liability insurance (but excluding any portion thereof representing interest income), MINUS

                      (z) all direct occupancy-related cash costs to be incurred by the Obligors in respect of such Relevant Transaction (other than depreciation, amortization, interest expense and overhead and management allocations),

        in each case, as reasonably estimated by the Company in good faith.

               (f) FINANCIAL STATEMENTS. PRO FORMA financial statements giving effect to such borrowing and the transactions contemplated to occur concurrently therewith, substantially in the form of Exhibit C-1 hereto, demonstrating to the satisfaction of the Majority Lenders that the Company will be able to repay such borrowing during the then remaining term of the Relevant Contract for the Relevant Transaction in accordance with the terms of this Agreement and will be able to comply with its other obligations under this Agreement, including (without limitation)
        Section 9 hereof, together with any information used in developing such PRO FORMA financial statements, or any other information related thereto, as the Agent may reasonably request.

               (g) COMPLIANCE CERTIFICATE. A certificate from the chief financial officer of the Company, dated the date of such borrowing, to the effect set forth in the first sentence of Section 7.03 hereof.

               (h) PER CONTRACT CASH FLOW RATIO. Evidence to the satisfaction of the Majority Lenders that the Per Contract Cash Flow Ratio for the Relevant Contract for such CapEx Loans, after giving effect to such borrowing and the transactions contemplated thereby, shall not exceed
        1.5 to 1. For purposes of this Section 7.02(h), "PER CONTRACT CASH FLOW RATIO" shall mean, with respect to any CapEx Loans proposed to be made hereunder in connection with any Relevant Contract, the ratio of (a) the sum of the aggregate amount of such CapEx Loans PLUS the aggregate amount of all Revolving Credit Loans that the Company projects it will be required to borrow to finance Capital Expenditures to be made in connection with such Relevant Contract, to (b) Net Cash Flow, to the extent related solely to such Relevant Contract, for the stated term of such Relevant Contract (without giving effect to any renewals thereof).

               (i) GOVERNMENTAL CONSENT AND APPROVALS. A certificate of a senior officer of the Company to the effect that (i) any municipal, state or federal government (or agency, instrumentality or political subdivision thereof) that is a party to the Relevant Contract for such borrowing, and any such governmental entity granting a Use Permit in connection with such Relevant Contract, does not object to the financing of the Capital Expenditures related to such Relevant Contract with such borrowing on the terms and conditions set forth in this Agreement and the other Basic Documents, including (without limitation) the granting of security interests and pledges of stock by the Obligors under the Security Agreement and the guarantees provided the Subsidiary Guarantors in Section 6 hereof and (ii) all necessary licenses, permits and governmental and third-party consents and approvals relating to the Relevant Transaction have been obtained and remain in full force and effect.

               (j) ANALYSES. To the extent completed by or on behalf of any Obligor, any demographic, industry, competitive or other analysis performed by any industry consultant, and the Agent and the Lenders shall be named as beneficiaries of such report.

               (k) INSURANCE. Evidence to the satisfaction of the Agent that, after giving effect to the transactions contemplated by such borrowing, the insurance program of the Obligors, insofar as it relates to the Relevant Transaction for such CapEx Loans, adequately protects the interests of the Agent and the Lenders and is comparable in all material respects with insurance carried by responsible owners and operators of Properties similar to those of the Obligors, including (without limitation) that the Agent shall have been named as loss payee and additional insured under any additional insurance policies (or with respect to any additional insurance acquired under existing insurance policies) acquired in connection with the Relevant Transaction.

               (l) ENVIRONMENTAL SURVEY AND QUESTIONNAIRE. If requested by the Agent, an environmental audit and/or review of any real property to be acquired or leased by any Obligor in connection with the Relevant Transaction, with the results and methodology thereof reasonably satisfactory to the Agent and performed by an engineer acceptable the Agent and the Company. In addition, if requested by the Majority Lenders (through the Agent), the Company shall have completed (and delivered to each Lender) an environmental risk questionnaire in a form provided to the Company by the Agent (and containing such inquiries with respect to environmental matters as shall have been requested by any Lender, through the Agent, to be included in such questionnaire), and the responses to such questionnaire (and the underlying facts and circumstances shown thereby) shall be in form and substance reasonably satisfactory to each Lender.

               (m) OTHER DOCUMENTS. Such other documents as the Agent or any Lender or special New York counsel to ING may reasonably request, and such other information regarding the financial condition, operations, business or prospects of the Obligors insofar as its relates to such CapEx Loans and the Relevant Transaction related thereto.

               7.03 INITIAL AND SUBSEQUENT EXTENSIONS OF CREDIT. The obligation of any Lender to make any Loan or otherwise extend credit to the Company upon the occasion of each borrowing or other extension of credit hereunder is subject to the further conditions precedent that, both immediately prior to the making of such Loan or other extension of credit and also after giving effect thereto and to the intended use thereof: (a) no Default shall have occurred and be continuing; and (b) the representations and warranties made by the Company in
Section 8 hereof, and by each Obligor in each of the other Basic Documents to which it is a party, shall be true and complete on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).


               Section 8. REPRESENTATIONS AND WARRANTIES. Each Obligor, represents and warrants to the Agent and the Lenders that:

               8.01 CORPORATE EXISTENCE. Each Obligor: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be expected to (either individually or in the aggregate) have a Material Adverse Effect.

               8.02 FINANCIAL CONDITION. The Obligors have heretofore furnished to each of the Lenders the consolidated and consolidating balance sheets of the Company and its Subsidiaries as at December 31, 1995 and the related consolidated and consolidating statements of income, retained earnings and cash flow of the Company and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon (in the case of said consolidated balance sheet and statements) of Arthur Andersen L.L.P., and the unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as at March 31, 1996 and the related consolidated and consolidating statements of income and retained earnings of the Company and its Subsidiaries for the three-month period ended on such date. All such financial statements are complete and correct and fairly present the consolidated financial condition of the Obligors, and (in the case of said consolidating financial statements) the respective unconsolidated financial condition of the Obligors, as at said dates and the consolidated and unconsolidated results of their operations for the fiscal year ended on said dates (subject, in the case of such financial statements as at March 31, 1996, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis, except as otherwise indicated in the notes thereto. None of the Obligors has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, in each case, of a type required to be reflected in a balance sheet prepared in accordance with GAAP, except as referred to or reflected or provided for in said balance sheets as at said dates. Since December 31, 1995, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Obligors from that set forth in said financial statements as at said date.

               8.03 LITIGATION. There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against any Obligor that, if adversely determined could be reasonably expected to (either individually or in the aggregate) have a Material Adverse Effect.

               8.04 NO BREACH. None of the execution and delivery of this Agreement and the Notes and the other Basic Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of any Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which any Obligor is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of the Obligors pursuant to the terms of any such agreement or instrument.

               8.05 ACTION. Each Obligor has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Basic Documents to which it is a party have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes and the other Basic Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and
(b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               8.06 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Obligor of the Basic Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for filings and recordings in respect of the Liens created pursuant to the Security Documents.

               8.07 USE OF CREDIT. None of the Obligors is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

               8.08 ERISA. Each Plan, and, to the knowledge of each Obligor, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which any Obligor would be under an obligation to furnish a report to the Lenders under Section 9.01(h) hereof.

               8.09 TAXES. The Obligors are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Company is the "common parent" (within the meaning of Section 1504 of the Code) of such group. Each Obligor has filed (either directly, or indirectly through the Company) all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid (either directly, or indirectly through Company) all taxes due pursuant to such returns or pursuant to any assessment received by any Obligor, except for any taxes being contested by an Obligor in good faith by proper proceedings as to which no Liens have been created on any Property of any Obligor. The charges, accruals and reserves on the books of the Obligors in respect of taxes and other governmental charges are, in the opinion of the Obligors, adequate. The Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state, local and foreign taxes or other impositions.

               8.10 INVESTMENT COMPANY ACT. None of the Obligors is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

               8.11 PUBLIC UTILITY HOLDING COMPANY ACT. None of the Obligors is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               8.12  MATERIAL AGREEMENTS AND LIENS.

               (a) Part A of Schedule I hereto is a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, any Obligor, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule I.

               (b) Part B of Schedule I hereto is a complete and correct list, as of the date of this Agreement, of each Lien securing Indebtedness of any Person and covering any Obligor, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Schedule I.

               8.13 ENVIRONMENTAL MATTERS. Each Obligor has obtained all environmental, health and safety permits, licenses and other authorizations required under all applicable Environmental Laws to carry on its business as now being or as currently proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Obligors is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.

               In addition, except as set forth in Schedule II hereto:

               (a) No notice, notification, demand, request for information, citation, summons or order has been issued to any Obligor or about which any Obligor has otherwise become aware, no complaint has been filed against any Obligor or about which any Obligor has otherwise become aware, no penalty has been assessed against any Obligor or about which any Obligor has otherwise become aware and no investigation or review is pending or, to the knowledge of any Obligor, threatened by any governmental authority or other entity with respect to any alleged failure by any Obligor to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of any Obligor or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by any Obligor.

               (b) None of the Obligors owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute; and

                    (i) no polychlorinated biphenyls (PCBs) are or have been present at any site or facility now or previously owned, operated or leased by any Obligor;

                   (ii) no asbestos or asbestos-containing materials is or has been present at any site or facility now or previously owned, operated or leased by any Obligor;

                  (iii) there are no underground storage tanks or surface
               impoundments for Hazardous Materials, active or abandoned, at any site or facility now or previously owned, operated or leased by any Obligor;

                   (iv) no Hazardous Materials have been Released at, on or
               under any site or facility now or previously owned, operated or leased by any Obligor in a reportable quantity established by any applicable Environmental Law; and

                    (v) no Hazardous Materials have been otherwise Released at, on or under any site or facility now or previously owned, operated or leased by any Obligor that would (either individually or in the aggregate) have a Material Adverse Effect.

               (c) None of the Obligors has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. ss. 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against the Company or any of its Subsidiaries.

               (d) No Hazardous Material generated by the Company or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by any Obligor at any location other than those listed in Schedule II hereto.

               (e) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company or any of its Subsidiaries and no site or facility now or previously owned, operated or leased by any Obligor is listed or to the knowledge of any Obligor (upon due investigation) proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up.

               (f) No Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by any Obligor, and no government action has been taken or is in process that could subject any such site or facility to such Liens and none of the Obligors would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

               (g) All investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of any Obligor relating to environmental matters at or affecting any site or facility now or previously owned, operated or leased by the any Obligor and that reveal facts, circumstances or conditions that could reasonably be expected to result in a Material Adverse Effect have been made available to the Lenders.

               8.14 CAPITALIZATION. Schedule V hereto correctly sets forth the number of shares of authorized capital stock of the Company, the class of such shares, the number of each such class outstanding and the par value thereof. All of such outstanding shares are duly and validly issued and outstanding, and each of which shares is fully paid and nonassessable. Schedule V hereto correctly sets forth, as of the date hereof, the names of the Persons owning any of such shares of capital stock, the class or classes of such capital stock owned by each such Person and percentage of the total number of shares of such class owned by each such Person. As of the date hereof, (x) except for those set forth in Schedule V hereto, there are no outstanding Equity Rights with respect to the Company and (y) except for those set forth in Schedule V hereto, there are no outstanding obligations of any Obligor to repurchase, redeem, or otherwise acquire any shares of capital stock of any Obligor to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of any Obligor.

               8.15  SUBSIDIARIES, ETC.

               (a) Set forth in Part A of Schedule III hereto is a complete and correct list, as of the date hereof, of all of the Subsidiaries of the Company, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule III hereto, (x) each of the Company and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule III hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

               (b) Set forth in Part B of Schedule III hereto is a complete and correct list, as of the date of this Agreement, of all Investments (other than Investments disclosed in Part A of said Schedule III hereto) held by the Company or any of its Subsidiaries in any Person (other than Investments which are Permitted Investments or deposits maintained with banks in the ordinary course of business) and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and

(y) the nature of such Investment. Except as disclosed in Part B of Schedule III hereto, each of the Company and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

               8.16 TITLE TO ASSETS. Each Obligor owns and has on the date hereof, and will own and have on the Closing Date, good and marketable title or valid and subsisting leaseholds (subject only to Liens permitted by Section 9.06 hereof) to the Properties shown to be owned in the most recent financial statements referred to in Section 8.02 hereof (other than Properties disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant to Section 9.05 hereof). Each Obligor (a) owns and has on the date hereof (and will own and have on the Closing Date), good and marketable title to, or has on the date hereof (and will have on the Closing Date) a valid and subsisting leasehold estate in, and (b) enjoys on the date hereof (and will enjoy on the Closing Date), peaceful and undisturbed possession of, all Properties (subject only to Liens permitted by Section 9.06 hereof) that are necessary for the operation and conduct of its businesses.

               8.17 TRUE AND COMPLETE DISCLOSURE. The information (other than projections), reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All projections furnished by or on behalf of the Obligors in writing to the Agent or any Lender for purposes of or in connection with this Agreement or the transactions contemplated hereby were prepared by the Company in good faith based on assumptions determined to be reasonable by the Company under the then existing facts and circumstances. All written information furnished after the date hereof by any Obligor to the Agent and the Lenders in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable assumptions, on the date, and under the facts and circumstances, as of which such information is stated or certified. There is no fact actually known to any Obligor that could have a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

               8.18 REAL PROPERTY. Set forth on Schedule IV hereto is a list, as of the Closing Date, of all of the real property interests held by the Company and its Subsidiaries, indicating in each case whether the respective Property is owned or leased, the identity of the owner or lessor and the location of the respective Property.

               Section 9. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Lenders and the Agent that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Company hereunder:

               9.01 FINANCIAL STATEMENTS; ETC. The Company shall deliver to each of the Lenders (in such form as shall be satisfactory to the Agent):

               (a) no later than January 15 of each year, a budget (on a monthly basis) for the Company and its Subsidiaries for such year, substantially in the form of Exhibit C-2 hereto (including consolidating and consolidated statements of income, cash flow and balance sheets prepared in accordance with GAAP); and promptly after any material revision to such budget, such budget as so revised;

               (b) as soon as available and in any event within 30 days after the end of each month, consolidated and consolidating statements of income and retained earnings, and consolidated statements of cash flow, of the Company and its Subsidiaries for such month and for the period from the beginning of the respective fiscal year to the end of such month, and the related consolidated balance sheets of the Company and its Subsidiaries as at the end of such month, setting forth in each case in comparative form the corresponding consolidated and consolidating figures provided in the budget required under Section 9.01(a) hereof for such period and the consolidated and consolidating figures for the corresponding month in the preceding fiscal year, in each case substantially in the form of Exhibit C-3 hereto, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries, and said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such month (subject to normal year-end audit adjustments with the absence of footnotes);

               (c) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Company, (i) a statement of occupancy rates at each of the facilities owned or maintained by the Company and its Subsidiaries as at the end of such period, and a statement of occupancy revenues and the direct costs of occupancy for each Correctional and Detention Facility Contract for such period and for the period from the beginning of the respective fiscal year to the end of such fiscal quarter, in each case setting forth in comparative form the corresponding figures for the corresponding periods in the preceding fiscal year and in the budget required under Section 9.01(a) hereof (ii) an analysis of the chief financial officer of the financial condition of the Company and its Subsidiaries, on a consolidated and consolidating basis, as of the end of such period, including (without limitation) a reconciliation to the budget required under Section 9.01(a) hereof;

               (d) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated and consolidating statements of income and retained earnings, and a consolidated statement of cash flow, of the Company and its Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied (i) in the case of said consolidated statements and balance sheet of the Company, by an opinion thereon of independent certified public accountants of recognized national standing (which opinion shall not contain any Impermissible Qualification), which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and by a management letter or similar letter submitted to the Company by such accountants and

        (ii) in the case of said consolidating statements and balance sheets, by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

               (e) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

               (f) to the extent not previously furnished to the Lenders or the Agent in such capacity, promptly upon the mailing thereof to the shareholders of the Company generally or to holders of Seller Subordinated Debt generally, copies of all financial statements, reports and proxy statements so mailed;

               (g) without duplication of any provision of subsection (d) above, promptly after the receipt by the Company thereof, copies of each report submitted to any Obligor by independent accountants in connection with any annual, interim or special audit of the books of any Obligor made by such accountants, or any management letters or similar documents submitted to any Obligor by such accountants;

               (h) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

                    (i) any reportable event, as defined in Section 4043(b) of
               ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (PROVIDED that a failure to meet the minimum funding standard of Section 412 of the Code or
               Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under
               Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                   (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

                  (iii) the institution by PBGC of proceedings under Section
               4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                   (iv) the complete or partial withdrawal from a Multiemployer
               Plan by the Company or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
               Section 4041A of ERISA;

                    (v) the institution of a proceeding by a fiduciary of any
               Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                   (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

               (i) without prejudice as to whether an Event of Default has occurred, promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto;

               (j) promptly after the termination or expiration of any Correctional and Detention Facility Agreement, PRO FORMA financial projections prepared by the Company demonstrating that after giving effect to such termination or expiration (and any replacement Correctional and Detention Facility Agreement therefor) the Company will be in compliance with its obligations under Sections 9.10, 9.11, 9.12, 9.13, 9.14, 9.15, 9.16, 9.17 and 9.18 hereof for the period commencing on the date of such termination and ending on the Revolving Credit Commitment Termination Date; and

               (k) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) available to the Company, as any Lender or the Agent may reasonably request.

The Company will furnish to each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a), (b) or (c) above, a certificate of a senior financial officer of the Company to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto). In addition, at the time the Company furnishes to each Lender the financial statements required pursuant to paragraph (c) above, the Company shall furnish to each Lender a certificate of a senior financial officer setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 9.10, 9.11, 9.12, 9.13, 9.14, 9.15, 9.16, 9.17 and 9.18 hereof as of the date as of which such financial statements have been provided. Further, upon the request of any Lender, at the time the Company furnishes the financial statements required pursuant to paragraph (b) above, the Company shall furnish to such Lender a certificate of a senior financial officer setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 9.10, 9.11, 9.12, 9.13, 9.14, 9.15,

9.16, 9.17 and 9.18 hereof as of date as of which such financial statements have been provided.

               9.02 LITIGATION. The Company will promptly give to each Lender notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect.

               9.03 EXISTENCE, ETC. The Company will, and will cause each of its Subsidiaries to:

               (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises;

               (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could be reasonably expected to (either individually or in the aggregate) have a Material Adverse Effect;

               (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

               (d) maintain all of its Properties necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted;

               (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

               (f) upon notice to the Company, permit representatives of any Lender or the Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Agent (as the case may be).

               9.04 INSURANCE. The Company will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations of comparable size engaged in the same or similar business and similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations. The Company will in any event maintain (with respect to itself and each of its Subsidiaries):

               (1) CASUALTY INSURANCE -- insurance against loss or damage covering all of the tangible real and personal Property and improvements of the Company and each of its Subsidiaries by reason of any Peril (as defined below) in such amounts (subject to such deductibles as shall be satisfactory to the Majority Lenders) as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy but in any event in an amount (i) in the case of fixed assets and equipment (including, without limitation, vehicles), at least equal to 100% of the actual replacement cost of such assets (including, without limitation, foundation, footings and excavation costs), subject to deductibles as aforesaid and (ii) in the case of inventory, not less than the fair market value thereof, subject to deductibles as aforesaid, PROVIDED that insurance in respect of Perils consisting of earthquakes or floods shall not be required to be obtained except upon 30 days' prior notice from the Agent.

               (2) AUTOMOBILE LIABILITY INSURANCE FOR BODILY INJURY AND PROPERTY DAMAGE -- insurance against liability for bodily injury and property damage in respect of all vehicles (whether owned, hired or rented by the Company or any of its Subsidiaries) at any time located at, or used in connection with, its Properties or operations in such amounts as are then customary for vehicles used in connection with similar Properties and businesses, but in any event to the extent required by applicable law.

               (3) COMPREHENSIVE GENERAL LIABILITY INSURANCE -- insurance against claims for bodily injury, death or Property damage occurring on, in or about the Properties (and adjoining streets, sidewalks and waterways) of the Company and its Subsidiaries, in such amounts as are then customary for Property similar in use in the jurisdictions where such Properties are located.

               (4) WORKERS' COMPENSATION INSURANCE -- workers' compensation insurance (including, without limitation, Employers' Liability Insurance) to the extent required by applicable law.

               (5) BUSINESS INTERRUPTION INSURANCE -- insurance against loss of operating income (up to an aggregate amount equal to $3,000,000 and subject to a deductible, or self-insured amount, not in excess of $100,000) by reason of any Peril.

               (6) KEY-MAN LIFE INSURANCE. -- insurance (issued by an insurance company satisfactory to the Majority Lenders) in an amount equal to at least $2,000,000 on the life of Mr.
        David Cornell, within 45 days after the Closing Date.

               (7) PROFESSIONAL LIABILITY INSURANCE -- professional liability insurance in an amount equal to at least $5,000,000.

Such insurance shall be written by financially responsible companies selected by the Company and (except for automobile insurance) having an A.M. Best rating of "A" or better and being in a financial size category of VII or larger (or, with respect to professional liability insurance only, an equivalent rating by a European equivalent of A.M. Best), or by other companies acceptable to the Majority Lenders, and (other than workers' compensation) shall, within 45 days after the Closing Date, name the Agent as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional named insured as its interests may appear (to the extent covering any other risk). Each policy referred to in this Section 9.04 shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days' notice to the Agent and shall also provide that the interests of the Agent and the Lenders shall not be invalidated by any act or negligence of the Company or any Person having an interest in any Property covered by the Mortgage nor by occupancy or use of any such Property for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to such Property. The Company will advise the Agent promptly of any significant policy cancellation (other than any such cancellation in connection with the replacement thereof), reduction or amendment.

               On or before the Closing Date, the Company will deliver to the Agent certificates of insurance satisfactory to the Agent evidencing the existence of all insurance required to be maintained by the Company hereunder setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage and showing that such insurance will remain in effect through the December 31 falling at least six months after the date hereof, subject only to the payment of premiums as they become due (and attaching original copies of any policies with respect to casualty insurance). Thereafter, the Company will maintain all insurance required to be maintained by the Company hereunder through the December 31 of each subsequent calendar year as long as any Loans or Commitments are outstanding under this Agreement, subject only to the payment of premiums as they become due. In addition, the Company will not modify any of the provisions of any policy with respect to professional liability insurance without delivering the original copy of the endorsement reflecting such modification to the Agent accompanied by a written report of Kaye Insurance Associates, or any other firm of independent insurance brokers of nationally recognized standing, stating that, in their opinion, such policy (as so modified) adequately protects the interests of the Lenders and the Agent, is in compliance with the provisions of this Section 9.04, and is comparable in all respects with insurance carried by responsible owners and operators of businesses similar to those of the Company and its Subsidiaries. The Company will not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 9.04 unless the Agent is the named insured thereunder, with loss payable as provided herein. The Company will immediately notify the Agent whenever any such separate insurance is obtained and shall deliver to the Agent the certificates evidencing the same.

               Without limiting the obligations of the Company under the foregoing provisions of this Section 9.04, in the event the Company shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section 9.04, then the Agent may (upon notice to the Company), but shall have no obligation so to do, procure insurance covering the interests of the Lenders and the Agent in such amounts and against such risks as the Agent (or the Majority Lenders) shall deem appropriate, and the Company shall reimburse the Agent in respect of any premiums paid by the Agent in respect thereof.

               For purposes hereof, the term "PERIL" shall mean, collectively, fire, lightning, flood, windstorm, hail, earthquake, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and all other perils covered by the "all-risk" endorsement then in use in the jurisdictions where the Properties of the Company and its Subsidiaries are located.

               9.05 PROHIBITION OF FUNDAMENTAL CHANGES. The Company will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Company will not, nor will it permit any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for (w) purchases of inventory and other Property to be sold or used in the ordinary course of business, (x) Investments permitted under Section 9.08 hereof, (y) Capital Expenditures permitted under Section 9.14 hereof and (z) other acquisitions so long as the aggregate consideration paid by the Obligors for all such acquisitions does not exceed $250,000. The Company will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding (i) obsolete or worn-out Property, tools or equipment no longer used or useful in its business, (ii) any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms and (iii) other dispositions so long as the aggregate fair market value of all Property so disposed of does not exceed $250,000).

               9.06 LIMITATION ON LIENS. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except (without duplication):

               (a)  Liens created pursuant to the Security Documents;

               (b) Liens in existence on the date hereof and listed in Part B of
        Schedule I hereto (excluding, however, following the making of the initial Loans hereunder, Liens securing Indebtedness to be repaid with the proceeds of such Loans, as indicated on said Schedule I);

               (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

               (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 10(h) hereof;

               (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

               (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

               (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; and

               (h) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Company or any of its Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; PROVIDED that (i) no such Lien shall extend to or cover any Property of the Company or such Subsidiary other than the Property so acquired and improvements thereon and (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 80% of the fair market value (as determined in good faith by a senior financial officer of the Company) of such Property at the time it was acquired (by purchase, construction or otherwise).

               9.07 INDEBTEDNESS. The Company will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except (without duplication):

               (a)  Indebtedness to the Lenders hereunder;

               (b) Indebtedness outstanding on the date hereof and listed in Part A of Schedule I hereto (excluding, however, following the making of the initial Loans hereunder, the Indebtedness to be repaid with the proceeds of such Loans, as indicated on said Schedule I);

               (c)  the Seller Subordinated Debt;

               (d) Indebtedness of Subsidiaries of the Company to the Company or to other Subsidiaries of the Company;

               (e) Indebtedness of the Company and its Subsidiaries secured by Liens permitted under Section 9.06(h) hereof up to but not exceeding $100,000 at any one time outstanding; and

               (f) additional Indebtedness of the Company and its Subsidiaries (including, without limitation, Capital Lease Obligations) up to but not exceeding $50,000 at any one time outstanding.

               9.08 INVESTMENTS. The Company will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

               (a) Investments outstanding on the date hereof and identified in Part B of Schedule III hereto;

               (b)  operating deposit accounts with banks;

               (c) Permitted Investments and Investments in capital stock of the Company made pursuant to the Repurchase
        Transaction;

               (d) Investments by the Company and its Subsidiaries in capital stock of Subsidiaries of the Company to the extent outstanding on the date of the financial statements of the Company and its Subsidiaries referred to in Section 8.02 hereof and advances by the Company and its Subsidiaries to

        Subsidiaries of the Company in the ordinary course of business or in connection with a Relevant Transaction financed with CapEx Loans;

               (e) Interest Rate Protection Agreements required to be maintained under Section 9.18 hereof;

               (f) additional Investments up to but not exceeding $50,000 in the aggregate;

               (g) existing and future Investments comprised of stocks, bonds and notes of existing or former account debtors of the Obligors if such Investment was received pursuant to the consummation of a bankruptcy plan of reorganization or similar proceedings of such account debtor; and

               (h) loans or advances by the Company or any of its Subsidiaries to employees in the ordinary course of business, PROVIDED THAT the aggregate amount of such loans and advances outstanding at any time shall not exceed $25,000.

               9.09 DIVIDEND PAYMENTS. The Company will not, nor will it permit any of its Subsidiaries to, declare or make any Dividend Payment at any time (other than the Dividend Payments made on November 1, 1995 pursuant to the Repurchase Transaction).

               9.10 EBITDA RATIO. The Company will not permit the EBITDA Ratio to exceed the following respective ratios at any time during the following respective periods:

               PERIOD
          RATIO

        From the Closing Date
         through December 31, 1996
        6.00 to 1

        From January 1, 1997
         through December 31, 1997
        5.30 to 1

        From January 1, 1998
         through December 31, 1998          4.00 to 1

        From January 1, 1999
         through December 31, 1999          3.00 to 1

        From January 1, 2000
         and at all times thereafter
        2.00 to 1

                9.11 NET WORTH. The Company will not permit its Net Worth to be less than the following respective amounts at any time during the following respective periods:

               PERIOD
          AMOUNT

        From the Closing Date
         through December 31, 1996
        $2,125,000

        From January 1, 1997
         through December 31, 1997
        $3,500,000

        From January 1, 1998
         through December 31, 1998
        $5,500,000

        From January 1, 1999
         through December 31, 1999
        $8,000,000

        From January 1, 2000
         and at all times thereafter
        $10,500,000

                9.12 EBITDA. The Company will not permit (a) its EBITDA for the six-month period ending on December 31, 1996 to be less than $2,700,000 or (b) its EBITDA for any fiscal year ending on the dates set forth below to be less than the following respective amounts:

               DATE
          AMOUNT

        December 31, 1997
        $6,000,000

        December 31, 1998
        $6,900,000

        December 31, 1999
        $7,100,000

        December 31, 2000
        $7,250,000
          and every December 31 thereafter

               9.13 INTEREST COVERAGE RATIO. The Company will not permit the Interest Coverage Ratio to be less than the following respective amounts at any time during the following respective periods:

               PERIOD
           RATIO

        From the Closing Date
         through December 31, 1996          1.30 to 1

        From January 1, 1997
         through December 31, 1997
        1.50 to 1

        From January 1, 1998
         through December 31, 1998          2.00 to 1

        From January 1, 1999
         and at all times thereafter        2.50 to 1

               9.14 FIXED CHARGES RATIO. The Company will not permit the Fixed Charges Ratio to be less than 1.05 to 1.

               9.15  [INTENTIONALLY DELETED]

               9.16 LEVERAGE RATIO. The Company will not permit the Leverage Ratio to exceed the following respective ratios at any time during the following respective periods:

               PERIOD
           RATIO

        From the Closing Date
         through December 31, 1996          15.00 to 1

        From January 1, 1997
         through December 31, 1997          9.00 to 1

        From January 1, 1998
         through December 31, 1998
        5.50 to 1

        From January 1, 1999
         and at all times thereafter
         3.30 to 1

               9.17 SALE LEASE-BACK TRANSACTIONS. The Company will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person whereby the Company or such Subsidiary shall sell or otherwise transfer any of its Property, whether now owned or hereafter acquired, and thereafter rent or lease such Property or similar Property for substantially the same use or uses as the Property sold or transferred.

               9.18 DISCOUNT OF ACCOUNTS. The Company will not, and will not permit any of its Subsidiaries to, sell (with or without recourse) or discount any of their accounts receivable.

               9.19 INTEREST RATE PROTECTION AGREEMENTS. The Company will, at all times after December 31, 1996, maintain in full force and effect one or more Interest Rate Protection Agreements with ING (or one of its affiliates), that effectively enables the Company (in a manner satisfactory to the Majority Lenders), as at any date, to protect itself against interest rates as to a notional principal amount at least equal to 50% of the then outstanding principal amount of Term Loans for a period of at least three years.

               9.20 SELLER SUBORDINATED DEBT. Neither the Company nor any of its Subsidiaries will purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, the Seller Subordinated Debt, except for regularly scheduled payments of principal and interest in respect thereof required pursuant to the instruments evidencing the Seller Subordinated Debt.

               9.21 LINES OF BUSINESS. Neither the Company nor any of its Subsidiaries will engage to any substantial extent in any line or lines of business activity other than the business of operating (a) correctional and/or detention facilities or (b) substance abuse rehabilitation facilities provided that the revenues derived from such facilities are not reimbursable through (a) the Medicare or Medicaid programs or any other governmental insurance program or
(b) any private insurance.

               9.22 TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); PROVIDED that (x) any Affiliate who is an individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (y) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate or the payment of management or similar fees by the Company or a Subsidiary to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate.

               9.23 USE OF PROCEEDS. The Company will use the proceeds of the Loans hereunder solely to (a) refinance all indebtedness outstanding under the Original Credit Agreement, (b) to pay a portion of the financing for the MidTex Acquisition and (c) for working capital purposes and Capital Expenditures (in each case in compliance with all applicable legal and regulatory requirements); PROVIDED that none of the Loans shall be used for the purpose of repayment of the Repurchase Loans; and PROVIDED FURTHER, that neither the Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

               9.24  CERTAIN OBLIGATIONS RESPECTING SUBSIDIARIES.

               (a) The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a Wholly Owned Subsidiary.

               (b) In the event that any additional shares of capital stock shall be issued by any Subsidiary of the Company, the respective Obligor agrees forthwith to deliver to the Agent pursuant to the Security Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Agent shall request to perfect the security interest created therein pursuant to the Security Agreement.

               (c) The Company will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Company are Subsidiary Guarantors and, thereby, "Obligors" hereunder. Without limiting the generality of the foregoing, in the event that the Company or any of its Subsidiaries shall form or acquire any new Subsidiary, the Company or the respective Subsidiary will cause such new Subsidiary to become a "Subsidiary Guarantor" (and, thereby, an "Obligor") hereunder pursuant to a written instrument in form and substance satisfactory to each Lender and the Agent, and to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 7.01 hereof upon the Closing Date or as any Lender or the Agent shall have requested.

               9.25 MODIFICATIONS OF CERTAIN DOCUMENTS. No Obligor will consent to any material modification, supplement or waiver of any of the provisions of
(a) any agreement, instrument or other document evidencing or relating to the Seller Subordinated Debt or the Repurchase Transaction and the transactions contemplated thereby (including, without limitation, the Investors Agreement and the Stock Option Agreements) (b) any Correctional and Detention Facility Contract (including, without limitation, the Operating Agreement), or (c) the certificate of incorporation or by-laws of such Obligor.

               9.26  UNDERWRITTEN INITIAL PUBLIC OFFERING; DEBT
FINANCING.  Each Obligor agrees as follows:

               (a) Each Obligor will use its best efforts to ensure that ING Baring (U.S.) Securities, Inc. or an affiliate thereof (collectively "ING SECURITIES") is named as one of the underwriters in the first tier of underwriters in any underwritten initial public equity offering of any Obligor (each, an "EQUITY OFFERING") and in any concurrent offering of debt securities, PROVIDED that the Obligors shall not be obligated to use such best efforts with respect to any Equity Offering, if the Securities and Exchange Commission has declared the Registration Statement with respect to such offering effective and ING Securities is not then able to act as such an underwriter.

               (b) Each Obligor will, prior to engaging any financial advisor in connection with any debt financing (whether a bank facility, subordinated debt, privately placed debt or capital markets instrument), other than any debt financing provided by Llame Co. relating to the Obligors' facilities in Baker, California, Live Oak, California and Taylor Street, San Francisco, California, first give ING (or one of its affiliates designated by ING) the right to make the first offer to such Obligor to act as financial advisor in connection therewith before such Obligor solicits offers from any other Person (such Obligor being under no obligation to accept such offer made by ING). In addition, prior to engaging any such financial advisor in connection with any such financing, such Obligor will give ING (or such affiliate) the right to match any offer made by any other Person to act as financial advisor and, if ING (or such affiliate) is able to offer terms as favorable or more favorable to such Obligor, such Obligor will accept such offer from ING (or such affiliate). The provisions of this Section 9.26 shall terminate on the earlier of (i) 18 months after the date hereof and (ii) such time as ING (or one of its affiliates) shall cease to be the Principal Lender.

               (c) The obligations of each obligor under this Section 9.26 shall survive the termination of this Agreement.

               9.27 POST-CLOSING REAL PROPERTY. If any Obligor acquires any interest in real property (whether in fee or a leasehold estate) after the Closing Date, such Obligor shall notify the Agent and, upon the request of the Agent and the Majority Lenders at any time thereafter, shall (or if such interest in real property is a leasehold estate, shall use its best efforts to):

                      (i) furnish to the Agent one or more Mortgages covering
               such interest in real property (and, if such real property is a leasehold estate, appropriate estoppel certificates from the respective landlords thereof);

                      (ii) obtain one or more mortgagee policies of title
               insurance on forms of and issued by one or more title companies satisfactory to each Lender (the "TITLE COMPANIES"), insuring the validity and priority of the Liens created under such Mortgage(s) for and in amounts satisfactory to each Lender, subject only to such exceptions as are satisfactory to the Majority Lenders;

                      (iii) furnish to the Agent as-built surveys of recent date of such real property, showing such matters as may be required by any Lender, which surveys shall be in form and content acceptable to the Majority Lenders, and certified to the Agent and to each Lender and the Title Companies, and shall have been prepared by a registered surveyor acceptable to the Majority Lenders; and

                      (iv) furnish to the Agent certified copies of
               unconditional certificates of occupancy (or, if it is not the practice to issue certificates of occupancy in the jurisdiction in which the facilities to be covered by such Mortgage(s) are located, then such other evidence reasonably satisfactory to the Majority Lenders) permitting the fully functioning operation and occupancy of each such facility and of such other permits necessary for the use and operation of each such facility issued by the respective governmental authorities having jurisdiction over each such facility. In addition, the Company shall have paid to the Title Companies all expenses and premiums of the Title Companies in connection with the issuance of such policies and in addition shall have paid to the Title Companies an amount equal to the recording and stamp taxes payable in connection with recording such Mortgage in the appropriate county land office(s).

        9.28 LOCK BOX AGREEMENT. Within 30 Business Days after the Closing Date, the Company shall provide the Agent with a true and complete copy of a fully executed lock box agreement (in form and substance satisfactory to the Agent), providing for all payments in respect of the Operating Agreement to be made directly to a bank account ("LOCK BOX ACCOUNT") under the sole dominion and control of the Agent, and that upon occurrence of a default all amounts in the Lock Box Account shall at the Agent's election be applied to amounts due under this Agreement.

        9.29 THE CORNELL COX GROUP, L.P. The Cornell Cox Group, L.P., a Delaware limited partnership, shall not hold or acquire any Property and shall not incur any Indebtedness or other liabilities in addition to those in existence as of the date hereof, which are correctly set forth on Schedule VI hereto.


               Section 10. EVENTS OF DEFAULT. If one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur and be continuing:

               (a) The Company shall: (i) default in the payment of any principal of any Loan or any Reimbursement Obligation when due (whether at stated maturity or at mandatory or optional prepayment); or (ii) default in the payment of any interest on any Loan, any fee or any other amount payable by it hereunder or under any other Basic Document when due and such default shall have continued unremedied for one Business Day; or

               (b) The Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $100,000 or more, or in the payment when due of any amount under any Interest Rate Protection Agreement; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or, in the case of an Interest Rate Protection Agreement, to permit the payments owing under such Interest Rate Protection Agreement to be liquidated; or

               (c) Any representation, warranty or certification made or deemed made herein or in any other Basic Document (or in any modification or supplement hereto or thereto) by any Obligor, or any certificate furnished to any Lender or the Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

               (d) The Company shall default in the performance of any of its obligations under any of Sections 9.01(j), 9.05, 9.06, 9.07, 9.08, 9.09,
        9.10, 9.11, 9.12, 9.13, 9.14, 9.15, 9.16, 9.17, 9.18, 9.19, 9.21 or 9.23
        hereof; or any Obligor shall default in the performance of any of its obligations under Section 4.2 or 5.2 of the Security Agreement; or "Event of Default" under any Mortgage; or any Obligor shall default in the performance of any of its other obligations in this Agreement or any other Basic Document and such default shall continue unremedied for a period of thirty or more days after notice thereof to the Company by the Agent or any Lender (through the Agent); or

               (e) The Company or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

               (f) The Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

               (g) A proceeding or case shall be commenced, without the application or consent of such of the Company or any of its Subsidiaries as is affected thereby, in any court of competent jurisdiction, seeking
        (i) the reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of the debts of the Company or any of its Subsidiaries, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or any of its Subsidiaries or of all or any substantial part of its Property, or (iii) similar relief in respect of the Company or any of its Subsidiaries under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or any of its Subsidiaries shall be entered in an involuntary case under the Bankruptcy Code; or

               (h) A final judgment or judgments for the payment of money in an amount in excess of $100,000 shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or such Subsidiary (as the case may be) shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

               (i) An event or condition specified in Section 9.01(i) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) that, in the determination of the Majority Lenders, would (either individually or in the aggregate) have a Material Adverse Effect; or

               (j) A reasonable basis shall exist for the assertion against the Company or any of its Subsidiaries, or any predecessor in interest of the Company or any of its Subsidiaries or Affiliates, of (or there shall have been asserted against the Company or any of its Subsidiaries) an Environmental Claim that, in the judgment of the Majority Lenders is reasonably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Company or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

               (k) (i) One or more members of the Charterhouse Group and/or Dillon Read shall cease to own beneficially and of record at least 51% of the issued and outstanding capital stock of the Company (exclusive of any capital stock acquired upon the exercise of warrants issued to any Lender); or (ii) Dillon Read or Charterhouse Group shall default in the performance of any of their respective obligations under the Investors Agreement or under the Put Agreement to be entered into in connection with the Convertible Subordinated Note; or (iii) the Convertible Subordinated Note, together with accrued interest thereon, shall not have been paid in full in cash on or prior to December 31, 1996; or

               (l) Any of Steven Logan, Marvin Wiebe or David Cornell shall (for whatever reason) cease to be actively involved in, or shall engage in any material business enterprise other than, the day-to-day management of the Company (unless a successor acceptable to the Majority Lenders shall have replaced such individual within 120 days thereafter); or

               (m) The Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral stated to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Agent, free and clear of all other Liens (other than Liens permitted under Section 9.06 hereof or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor; or

               (n)  Any of the following:

                      (i) 15 Business Days shall have elapsed after any material
               Correctional and Detention Facility Contract shall have been terminated and shall not have been renewed on substantially the same terms or terms more favorable to the Obligors (unless during such 15 Business Day period the Company shall have demonstrated to the satisfaction of the Agent and each Lender that such termination will not have a Material Adverse Effect); or

                      (ii) the payment terms of any material Correctional and
               Detention Facility Contract shall be modified or any other terms of any material Correctional and Detention Facility Contract shall be modified in any respect which the Majority Lenders determine could reasonably be expected to have a Material Adverse Effect; or

                      (iii) any Obligor shall default in the performance
               of any of its material obligations under any material Correctional and Detention Facility Contract; or

                      (iv) any party to any Correctional and Detention Facility
               Contract (other than an Obligor) shall default in the performance of any of its material obligations thereunder; or

                      (v) an event or condition of the type described in Section
               10(f) or 10(g) shall occur or exist with respect to any party to any material Correctional and Detention Facility Contract (other than an Obligor); or
                      (vi) any relevant legislature or administrative body shall fail to appropriate any material amount of funds in respect of any material Correctional and Detention Facility Contract

        (for purposes of this clause (n) and the following clause (o), a Correctional and Detention Facility Contract shall be deemed to be "material" if the failure of the Obligors to receive the amounts stated to be due and owing thereunder could reasonably be expected to have a Material Adverse Effect); or

               (o) Any Use Permit relating to a material Correctional and Detention Facility Agreement shall be revoked, withdrawn or otherwise terminated; or any Use Permit relating to a material Correctional and Detention Facility Agreement shall be modified, amended or supplemented in a way which the Majority Lenders determine could have a Material Adverse Effect; or

               (p) Any Obligor shall lose its accreditation with the American Correctional Association;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, (A) the Agent may and, upon request of the

Majority Lenders shall, by notice to the Company, terminate the Commitments and they shall thereupon terminate, and (B) the Agent may and, upon request of the Majority Lenders shall by notice to the Company, declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the Notes shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.

        In addition, upon the occurrence and during the continuance of any Event of Default (if the Agent has declared the principal amount then outstanding of, and accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes to be due and payable), the Company agrees that it shall, if requested by the Agent or the Majority Lenders through the Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this
Section 10 with respect to any Obligor, forthwith, without any demand or the taking of any other action by the Agent or the Lenders) provide cover for the Letter of Credit Liabilities by paying to the Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as therein provided.


               Section 11.  THE AGENT.

               11.01 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Basic Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and of the other Basic Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Basic Documents, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Agent, together with the consent of the Company to such assignment or transfer (to the extent provided in Section 12.06(b) hereof).

               11.02 RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or, if provided herein, in accordance with the instructions given all of the Lenders, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

               11.03 DEFAULTS. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Agent has received notice from a Lender or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders, PROVIDED that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders or all of the Lenders.

               11.04 RIGHTS AS A LENDER. With respect to its Commitments and the Loans made by it, ING (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. ING (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as the Agent, and ING and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

               11.05 INDEMNIFICATION. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Company under said Section 12.03, and including in any event any payments under any indemnity that the Agent is required to issue to any bank referred to in Section 4.02 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under
Section 12.03 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

               11.06 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Basic Document. The Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or under the Security Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Agent or any of its affiliates.

               11.07 FAILURE TO ACT. Except for action expressly required of the Agent hereunder and under the other Basic Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

               11.08 RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Company, and the Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, that shall be a financial institution that has an office in New York, New York. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent. The Agent may at any time assign all of its rights and obligations hereunder to any affiliate of the Agent by notice to the Company and each Lender.

               11.09 AGENCY FEE. So long as the Commitments are in effect and until payment in full of the principal of and interest on the Loans and all other amounts payable by the Company hereunder, the Company will pay to the Agent an agency fee of $10,000 per quarter, payable in arrears on the Quarterly Dates.
Such fee, once paid, shall be non-refundable.

               11.10 CONSENTS UNDER OTHER BASIC DOCUMENTS. Except as otherwise provided in Section 12.04 hereof with respect to this Agreement, the Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Basic Documents, PROVIDED that, without the prior consent of each Lender, the Agent shall not (except as provided herein or in the Security Documents) release any collateral or otherwise terminate any Lien under any Basic Document providing for collateral security, or agree to additional obligations being secured by such collateral security, except that no such consent shall be required, and the Agent is hereby authorized, to release any Lien covering Property that is the subject of a disposition of Property permitted hereunder or to which the Majority Lenders have consented.

               Section 12.  MISCELLANEOUS.

               12.01 WAIVER. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

               Each Obligor irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by the Agent or any Lender relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by any Obligor relating in any way to this Agreement whether or not commenced earlier. To the fullest extent permitted by applicable law, the Obligors shall take all measures necessary for any such action or proceeding commenced by the Agent or any Lender to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by any Obligor.

               12.02 NOTICES. All notices, requests and other communications provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy), delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (below the name of the Company, in the case of any Subsidiary Guarantor); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

               12.03 EXPENSES, ETC. The Company agrees to pay or reimburse each of the Lenders and the Agent for: (a) all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of Mayer, Brown & Platt, special New York counsel to ING) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the extension of credit hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Basic Documents (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of the Lenders and the Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 12.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Basic Document or any other document referred to therein.

               The Company hereby agrees to indemnify the Agent and each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Agent to any Lender, whether or not the Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the Repurchase Transaction and the transactions contemplated thereby, the extensions of credit hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Without limiting the generality of the foregoing, the Company will (x) indemnify the Agent for any payments that the Agent is required to make under any indemnity issued to any bank referred to in Section 4.02 of the Security Agreement to which remittances in respect to

Accounts, as defined therein, are to be made and (y) indemnify the Agent and each Lender from, and hold the Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence arising under any Environmental Law as a result of (i) the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidiaries), or (ii) the past, present or future condition of any site or facility owned, operated or leased at any time by the Company or any of its Subsidiaries (or any such predecessor in interest), or (iii) any Release or threatened Release of any Hazardous Materials at or from any such site or facility, including any such Release or threatened Release that shall occur during any period when the Agent or any Lender shall be in possession of any such site or facility following the exercise by the Agent or any Lender of any of its rights and remedies hereunder or under any of the Security Documents, PROVIDED THAT the Company shall not be liable under this subclause (y) for any of the foregoing to the extent they arise solely from the gross negligence or willful misconduct of the party to be indemnified (or such party's employees or agents).

               12.04 AMENDMENTS, ETC. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company, the Agent and the Majority Lenders, or by the Company and the Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Agent acting with the consent of the Majority Lenders; PROVIDED that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Agent acting with the consent of all of the Lenders: (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan, the Reimbursement Obligations or any fee hereunder, (iii) reduce the amount of any such payment of principal,
(iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Company to prepay Loans,
(vi) alter the terms of this Section 12.04, (vii) modify the definition of the term "Majority Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, or (viii) waive any of the conditions precedent set forth in Section 7.01 or 7.02 hereof; (b) any modification or supplement of Section 11 hereof shall require the consent of the Agent; and

(c) any modification or supplement of Section 6 hereof shall require the consent of each Subsidiary Guarantor.

               12.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               12.06  ASSIGNMENTS AND PARTICIPATIONS.

               (a) No Obligor may assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Agent.

               (b) Each Lender may, with the consent of the Agent and the Letter of Credit Issuer, assign any of its Loans, its Notes, its Letter of Credit Liabilities and its Commitments (and, in the case of its outstanding Commitments, only with the consent of the Company which consent shall not be unreasonably withheld); PROVIDED that (i) no such consent by the Company or the Agent shall be required in the case of any assignment to another Lender; (ii) any such partial assignment shall be in an amount at least equal to $500,000;
(iii) each such assignment by a Lender of its Revolving Credit Loans or Revolving Credit Commitment shall be made in such manner so that the same portion of its Revolving Credit Loans and Revolving Credit Commitment is assigned to the respective assignee; (iv) each such assignment by a Lender of its Term Loans or Term Loan Commitment shall be made in such manner so that the same portion of its Term Loans and Term Loan Commitment is assigned to the respective assignee; and (v) each such assignment by a Lender of its CapEx Loans, Letter of Credit Liabilities or CapEx Loan Commitment shall be made in such manner so that the same portion of its CapEx Loans, Letter of Credit Liabilities and CapEx Loan Commitment is assigned to the respective assignee. Upon execution and delivery by the assignee to the Company and the Agent of an instrument in writing pursuant to which such assignee agrees to become a "Lender" hereunder (if not already a Lender) having the Commitment(s), Letter of Credit Liabilities and Loans specified in such instrument, and upon consent thereto by the Company and the Agent, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company and the Agent), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s), Letter of Credit Liabilities and Loans (or portion thereof) assigned to it (in addition to the Commitment(s), Letter of Credit Liabilities and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the

Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment, the assigning Lender shall pay the Agent an assignment fee of $3,000.

               (c) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans or Letter of Credit Interest held by it, or in its Commitments, in which event each purchaser of a participation (a "PARTICIPANT") shall be entitled to the rights and benefits of the provisions of Section 9.01(k) hereof with respect to its participation in such Loans, Letter of Credit Interest and Commitments as if (and the Company shall be directly obligated to such Participant under such provisions as if) such Participant were a "Lender" for purposes of said Section, but, except as otherwise provided in Section 4.07(c) hereof, shall not have any other rights or benefits under this Agreement or any Note or any other Basic Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Company to any Lender under Section 5 hereof in respect of Loans and Letter of Credit Interest held by it, and its Commitments, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans, Letter of Credit Interest and Commitments, and as if such Lender were funding each of such Loan, Letter of Credit Interest and Commitments in the same way that it is funding the portion of such Loan and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Basic Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Lender's related Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans, Reimbursement Obligations or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, (v) alter the rights or obligations of the Company to prepay the related Loans or (vi) consent to any modification, supplement or waiver hereof or of any of the other Basic Documents to the extent that the same, under Section 11.10 or 12.04 hereof, requires the consent of each Lender.

               (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may (without notice to the Company, the Agent or any other Lender and without payment of any fee) (i) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loans and its Notes to an affiliate. No such assignment shall release the assigning Lender from its obligations hereunder.

               (e) A Lender may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.12 hereof.

               (f) Anything in this Section 12.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or Reimbursement Obligation held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

               12.07 SURVIVAL. The obligations of the Company under Sections 5.01, 5.05 and 12.03 hereof, the obligations of each Subsidiary Guarantor under
Section 6.03 hereof, and the obligations of the Lenders under Section 11.05 hereof, shall survive the repayment of the Loans and the Reimbursement Obligations and the termination of the Commitments.

               12.08 CAPTIONS. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

               12.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

               12.10 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

               12.11 WAIVER OF JURY TRIAL. EACH OF THE OBLIGORS, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               12.12 CONFIDENTIALITY. Each Lender and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement, PROVIDED that nothing herein shall limit the disclosure of any such information
(i) to the extent required by statute, rule, regulation or judicial process,
(ii) to counsel for any of the Lenders or the Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Agent or any other Lender, (v) in connection with any litigation to which any one or more of the Lenders or the Agent is a party relating to any of the Obligors or the transactions contemplated hereby, (vi) to a subsidiary or affiliate of such Lender or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of Exhibit E hereto; PROVIDED, FURTHER, that in no event shall any Lender or the Agent be obligated or required to return any materials furnished by the Company.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                             CORNELL CORRECTIONS, INC.

                             By /S/ STEVEN W. LOGAN
                             Title: Chief Financial Officer

                             Address for Notices:
                             Cornell Corrections, Inc.
                             4801 Woodway
                             Suite 400 West
                             Houston, Texas 77056

                             Attention:  Mr. Steve Logan

                             Telecopier No.:  (713) 623-2853

                             Telephone No.:  (713) 623-0790

                             SUBSIDIARY GUARANTORS

                             CORNELL CORRECTIONS MANAGEMENT, INC.

                             By /S/ STEVEN W. LOGAN
                             Title: Chief Financial Offier

                             CORNELL CORRECTIONS CONSULTING, INC.

                             By /S/ STEVEN W. LOGAN
                             Title: Chief Financial Offier

                             CORNELL CORRECTIONS OF RHODE ISLAND, INC.

                             By /S/ STEVEN W. LOGAN
                             Title: Chief Financial Offier

                             THE CORNELL COX GROUP, L.P.

                             By CORNELL CORRECTIONS OF NORTH AMERICA, INC.

                             By /S/ STEVEN W. LOGAN
                             Title: Chief Financial Offier

                             CORNELL CORRECTIONS OF NORTH AMERICA, INC.

                             By /S/ STEVEN W. LOGAN
                             Title: Chief Financial Offier

                             CORNELL CORRECTIONS OF TEXAS, INC.

                             By /S/ STEVEN W. LOGAN
                             Title: Chief Financial Offier

                             CORNELL CORRECTIONS OF CALIFORNIA, INC.

                             By /S/ STEVEN W. LOGAN
                             Title: Chief Financial Offier


                             INTERNATIONAL SELF-HELP SERVICES, INC.

                             By /S/ DAVID BALESTRERY
                             Title: Senior Associate

                                     LENDERS


REVOLVING CREDIT COMMITMENT      INTERNATIONALE NEDERLANDEN
$2,500,000                       (U.S.) CAPITAL CORPORATION

TERM LOAN COMMITMENT
$23,200,000
                                 By /S/ DAVID BALESTRERY
CAPEX LOAN COMMITMENT            Title: Senior Associate
$6,950,000

REPURCHASE LOAN COMMITMENT
$2,350,000

                                 Lending Office for all Loans:
                                    ING Capital
                                    135 East 57th Street
                                    New York, New York 10022-2101

                                 Address for Notices:
                                    ING Capital
                                    135 East 57th Street
                                    New York, New York 10022-2101

                                 Attention: Merchant Banking Group
                                    New York
                                    Mr. David Scopelliti
                                    Mr. David Balestrery

                                 Telecopier No.:  (212) 593-3362

                                 Telephone No.:  (212) 446-1955

                                 INTERNATIONALE NEDERLANDEN (U.S.)
                                 CAPITAL CORPORATION, as Agent

                                 By /S/ DAVID BALESTRERY
                                 Title: Senior Associate

                                 Address for Notices to
                                    ING as Agent:

                                    ING Capital
                                    135 East 57th Street
                                    New York, New York 10022-2101

                                    Attention: Merchant Banking Group
                                      New York
                                      Mr. David Scopelliti
                                      Mr. David Balestrery

                                      Telecopier No.:  (212) 593-3362

                                      Telephone No.:  (212) 446-1955

                                                                      SCHEDULE I

                          MATERIAL AGREEMENTS AND LIENS


                                     OMITTED

                                                                     SCHEDULE II

                              ENVIRONMENTAL MATTERS


                                     OMITTED

                                                                    SCHEDULE III

                          SUBSIDIARIES AND INVESTMENTS


                                     OMITTED

                                                                     SCHEDULE IV

                                  REAL PROPERTY


                                     OMITTED

                                                                      SCHEDULE V

              Capital Stock, Equity Rights and Registration Rights


                                     OMITTED

                                                                     SCHEDULE VI

   EXISTING PROPERTY, INDEBTEDNESS AND LIABILITIES OF CORNELL COX GROUP, L.P.


                                     OMITTED

                                                                     EXHIBIT A-1

                         [FORM OF REVOLVING CREDIT NOTE]

                                                                     EXHIBIT A-1

                         [Form of Revolving Credit Note]

                                 PROMISSORY NOTE


$                                                                         , 1996
 ----------------------------                          -------------------
                                                              New York, New York

               FOR VALUE RECEIVED, CORNELL CORRECTIONS, INC., a Delaware corporation (the "COMPANY"), hereby promises to pay to ______________ (the "LENDER"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at account number 600-07-116 (ABA No. 021000238) maintained by Internationale Nederlanden (U.S.) Capital Corporation at Morgan Guaranty Trust Company of New York at 23 Wall Street, New York, New York 10005, the principal sum of __________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by the Lender to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Credit Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

               The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Revolving Credit Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, PROVIDED that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Revolving Credit Loans made by the Lender.

               This Note is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of July 3, 1996 (as modified and supplemented and in effect from time to time, the "CREDIT AGREEMENT") between the Company, the Subsidiaries of the Company identified on the signature pages thereof under the caption "SUBSIDIARY GUARANTORS", the lenders named therein and

Internationale Nederlanden (U.S.) Capital Corporation, as Agent, and evidences Revolving Credit Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

               The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

               Except as permitted by Section 12.06(b) of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

               This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                                       CORNELL CORRECTIONS, INC.

                                       By
                                       Title:

                       SCHEDULE OF REVOLVING CREDIT LOANS

               This Note evidences Revolving Credit Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:




                                                                    Amount
     Date                                                           Paid,
     Made,                                           Duration      Prepaid,
   Continued      Principal    Type                     of        Continued
      or           Amount       of      Interest     Interest         or
   CONVERTED       OF LOAN     LOAN       RATE        PERIOD      CONVERTED


   Unpaid
 Principal     Notation
   AMOUNT      MADE BY

                                                                     EXHIBIT A-2

                            [FORM OF TERM LOAN NOTE]

                                                                     EXHIBIT A-2

                            [Form of Term Loan Note]

                                 PROMISSORY NOTE

$                                                                         , 1996
 ---------------------                                 --------------- ---
                                                              New York, New York

                      FOR VALUE RECEIVED, CORNELL CORRECTIONS, INC., a
Delaware corporation (the "COMPANY"), hereby promises to pay to (the "LENDER"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at account number 600-07-116 (ABA No. 021000238) maintained by Internationale Nederlanden (U.S.) Capital Corporation at Morgan Guaranty Trust Company of New York at 23 Wall Street, New York, New York 10005, the principal sum of ________________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loans made by the Lender to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Term Loan, at such office, in like money and funds, for the period commencing on the date of such Term Loan until such Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

                      The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Term Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, PROVIDED that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Term Loans made by the Lender.

                      This Note is one of the Term Loan Notes referred to in the Credit Agreement dated as of July 3, 1996 (as modified and supplemented and in effect from time to time, the "CREDIT AGREEMENT") between the Company, the Subsidiaries of the Company identified on the signature pages thereof under the caption

"SUBSIDIARY GUARANTORS", the lenders named therein and Internationale Nederlanden (U.S.) Capital Corporation, as Agent, and evidences Term Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

                      The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Term Loans upon the terms and conditions specified therein.

                      Except as permitted by Section 12.06(b) of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

                      This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                             CORNELL CORRECTIONS, INC.


                                             By
                                             Title:

                             SCHEDULE OF TERM LOANS

               This Note evidences Term Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:




                                                                    Amount
     Date                                                            Paid,
     Made,                                            Duration     Prepaid,
   Continued      Principal     Type                     of        Continued
      or           Amount        of      Interest     Interest        or
   CONVERTED       OF LOAN      LOAN       RATE       PERIOD       CONVERTED


   Unpaid
 Principal     Notation
   AMOUNT       MADE BY

                                                                     EXHIBIT A-3

                            [FORM OF CAPEX LOAN NOTE]

                                                                     EXHIBIT A-3

                            [Form of CapEx Loan Note]

                                 PROMISSORY NOTE


$                                                                         , 1996
 ---------------------                                  ------------ -----
                                                              New York, New York

                      FOR VALUE RECEIVED, CORNELL CORRECTIONS, INC., a
Delaware corporation (the "COMPANY"), hereby promises to pay to ________________ (the "LENDER"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at account number 600-07-116 (ABA No. 021000238) maintained by Internationale Nederlanden (U.S.) Capital Corporation at Morgan Guaranty Trust Company of New York at 23 Wall Street, New York, New York 10005, the principal sum of Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the CapEx Loans made by the Lender to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such CapEx Loan, at such office, in like money and funds, for the period commencing on the date of such CapEx Loan until such CapEx Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

                      The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each CapEx Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, PROVIDED that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the CapEx Loans made by the Lender.

                      This Note is one of the CapEx Loan Notes referred to in the Credit Agreement dated as of July 3, 1996 (as modified and supplemented and in effect from time to time, the "CREDIT AGREEMENT") between the Company, the Subsidiaries of the Company identified on the signature pages thereof under the caption "SUBSIDIARY GUARANTORS", the lenders named therein and Internationale Nederlanden (U.S.) Capital Corporation, as Agent, and evidences CapEx Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

                      The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of CapEx Loans upon the terms and conditions specified therein.

                      Except as permitted by Section 12.06(b) of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

                      This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                               CORNELL CORRECTIONS, INC.

                                               By
                                               Title:

                             SCHEDULE OF CAPEX LOANS

               This Note evidences CapEx Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:

                                                                    Amount
     Date                                                            Paid,
     Made,                                            Duration     Prepaid,
   Continued      Principal     Type                     of        Continued
      or           Amount        of      Interest     Interest        or
   CONVERTED       OF LOAN      LOAN       RATE       PERIOD       CONVERTED

    Unpaid
  Principal     Notation
    AMOUNT       MADE BY

                                                                     EXHIBIT A-4

                         [FORM OF REPURCHASE LOAN NOTE]

                                                                     EXHIBIT A-4

                          [Form of Repuchase Loan Note]

                                 PROMISSORY NOTE


$                                                                         , 1996
 ---------------------                               ---------------- ----
                                                              New York, New York

                      FOR VALUE RECEIVED, CORNELL CORRECTIONS, INC., a
Delaware corporation (the "COMPANY"), hereby promises to pay to _______________(the "LENDER"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at account number 600-07-116 (ABA No. 021000238) maintained by Internationale Nederlanden (U.S.) Capital Corporation at Morgan Guaranty Trust Company of New York at 23 Wall Street, New York, New York 10005, the principal sum of Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Repurchase Loans made by the Lender to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Repurchase Loan, at such office, in like money and funds, for the period commencing on the date of such Repurchase Loan until such Repurchase Loan shall be paid in full, at the rates per annum, and on the dates provided in the Credit Agreement.

                      The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Repurchase Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, PROVIDED that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Repurchase Loans made by the Lender.

                      This Note is one of the Repurchase Loan Notes referred to in the Credit Agreement dated as of July 3, 1996 (as modified and supplemented and in effect from time to time, the "CREDIT AGREEMENT") between the Company, the Subsidiaries of the Company identified on the signature pages thereof under the caption

"SUBSIDIARY GUARANTORS", the lenders named therein and Internationale Nederlanden (U.S.) Capital Corporation, as Agent, and evidences Repurchase Loans made by the Lender thereunder.

                      Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

                      The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Repurchase Loans upon the terms and conditions specified therein.

                      Except as permitted by Section 12.06(b) of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

                      This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                               CORNELL CORRECTIONS, INC.

                                               By
                                               Title:

                          SCHEDULE OF REPURCHASE LOANS

               This Note evidences Repurchase Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:

                                                                    Amount
     Date                                                            Paid,
     Made,                                            Duration     Prepaid,
   Continued      Principal     Type                     of        Continued
      or           Amount        of      Interest     Interest        or
   CONVERTED       OF LOAN      LOAN       RATE       PERIOD       CONVERTED

   Unpaid
 Principal     Notation
   AMOUNT       MADE BY

                                                                     EXHIBIT B-1

                          [FORM OF SECURITY AGREEMENT]

                                                                  EXECUTION COPY

                               SECURITY AGREEMENT


               SECURITY AGREEMENT dated as of March 14, 1995 between CORNELL COX, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "COMPANY"); each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (individually, a "SUBSIDIARY GUARANTOR" and, collectively, the "SUBSIDIARY GUARANTORS" and, together with the Company, the "OBLIGORS"); and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, as agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "AGENT").

               The Company, the Subsidiary Guarantors, certain lenders and the Agent are parties to a Credit Agreement dated as of March 14, 1995 (as modified and supplemented and in effect from time to time, the "CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for the making of loans by said lenders to the Company in an aggregate principal amount not exceeding $15,000,000.

               To induce said lenders to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Obligor has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:

               Section 0.1 DEFINITIONS. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

                      "ACCOUNTS" shall have the meaning ascribed thereto in
               Section 3(d) hereof.

                      "COLLATERAL" shall have the meaning ascribed thereto in
               Section 3 hereof.

                      "COLLATERAL ACCOUNT" shall have the meaning ascribed
               thereto in Section 4.1 hereof.

                      "COPYRIGHT COLLATERAL" shall mean all Copyrights, whether
               now owned or hereafter acquired by any Obligor, including each Copyright identified in Annex 2 hereto.

                      "COPYRIGHTS" shall mean all copyrights, copyright
               registrations and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

                      "DOCUMENTS" shall have the meaning ascribed thereto in
               Section 3(j) hereof.

                      "EQUIPMENT" shall have the meaning ascribed thereto in
               Section 3(h) hereof.

                      "INSTRUMENTS" shall have the meaning ascribed thereto in
               Section 3(e) hereof.

                      "INTELLECTUAL PROPERTY" shall mean all Copyright
               Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to any Obligor with respect to any of the foregoing, in each case whether now or hereafter owned or used including, without limitation, the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral, listed in Annex 5 hereto; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by any Obligor; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by any Obligor in respect of any of the items listed above.

                      "INVENTORY" shall have the meaning ascribed thereto in
               Section 3(f) hereof.

                      "ISSUERS" shall mean, collectively, the respective
               corporations identified beneath the names of the Obligors on Annex 1 hereto under the caption "ISSUER".

                      "PATENT COLLATERAL" shall mean all Patents, whether now
               owned or hereafter acquired by any Obligor, including each Patent identified in Annex 3 hereto.

                      "PATENTS" shall mean all patents and patent applications,
               including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in- part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

                      "PLEDGED STOCK" shall have the meaning ascribed thereto in
               Section 3(a) hereof.

                      "SECURED OBLIGATIONS" shall mean, collectively, (a) the
               principal of and interest on the Loans made by the Lenders to, and the Note(s) held by each Lender of, the Company and all other amounts from time to time owing to the Lenders or the Agent by the Obligors under the Basic Documents, (b) all obligations of the Subsidiary Guarantors under the Credit Agreement and the other Basic Documents and (c) all obligations of the Obligors to the Lenders and the Agent hereunder.

                      "STOCK COLLATERAL" shall mean, collectively, the
               Collateral described in clauses (a) through (c) of Section 3 hereof and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

                      "TAX REFUND" shall mean the approximately $120,000 tax
               refund due to Eclectic Communications, Inc. for the period from December 20, 1993 to March 31, 1994.

                      "TRADEMARK COLLATERAL" shall mean all Trademarks, whether
               now owned or hereafter acquired by any Obligor, including each Trademark identified in Annex 4 hereto. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

                      "TRADEMARKS" shall mean all trade names, trademarks and
               service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

                      "UNIFORM COMMERCIAL CODE" shall mean the Uniform
               Commercial Code as in effect from time to time in the State of New York.

               Section 0.2 REPRESENTATIONS AND WARRANTIES. Each Obligor represents and warrants to the Lenders and the Agent that:

                      0.2.0.1 Such Obligor is the sole beneficial owner of the
               Collateral in which it purports to grant a security interest pursuant to Section 3 hereof and no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for the pledge and security interest in favor of the Agent for the benefit of the Lenders created or provided for herein (which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of such Collateral (other than Intellectual Property registered or otherwise located outside of the United States of America)) and any other Liens permitted by Section 9.06 of the Credit Agreement.

                      0.2.0.2 The Pledged Stock evidenced by the certificates
               identified under the name of such Obligor in Annex 1 hereto is, and all other Pledged Stock in which such Obligor shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained herein or in the Credit Agreement).

                      0.2.0.3 The Pledged Stock evidenced by the certificates
               identified under the name of such Obligor in Annex 1 hereto constitutes all of the issued and outstanding shares of capital stock of any class of the Issuers beneficially owned by such Obligor on the date hereof (whether or not registered in the name of such Obligor) and said Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock, the respective class and par value of the 5 shares comprising such Pledged Stock and the respective number of shares (and registered owners thereof) evidenced by each such certificate.

                      0.2.0.4 Annex 2, 3 and 4 hereto set forth under the name
               of such Obligor a complete and correct list of all Copyrights, Parents and Trademarks owned by such Obligor on the date hereof; except pursuant to licenses and other user agreements entered into by such Obligor in the ordinary course of business, which are listed in Annex 5 hereto, such Obligor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed in said Annex 2, 3 and 4, and all registrations listed in said Annex 2, 3 and 4 are valid and in full force and effect; except as may be set forth in said Annex 5, such Obligor owns and possesses the right to use all Copyrights, Patents and Trademarks.

                      0.2.0.5 Annex 5 hereto sets forth a complete and correct
               list of all licenses and other user agreements included in the Intellectual Property on the date hereof.

                      0.2.0.6 To such Obligor's knowledge, (i) except as set
               forth in Annex 5 hereto, there is no violation by others of any right of such Obligor with respect to any Copyright, Patent or Trademark listed in Annex 2, 3 and 4 hereto under the name of such Obligor and (ii) such Obligor is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings have been instituted or are pending against such Obligor or, to such Obligor's knowledge, threatened, and no claim against such Obligor has been received by such Obligor, alleging any such violation, except as may be set forth in said Annex 5.

                      0.2.0.7 To such Obligor's knowledge, such Obligor does not own any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

                      0.2.0.8 Any goods now or hereafter produced by such
               Obligor or any of its Subsidiaries included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.

               Section 0.3 COLLATERAL. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Obligor hereby pledges and grants to the Agent, for the benefit of the Lenders as hereinafter provided, a security interest in all of such Obligor's right, title and interest in the following property (other than the Tax Refund), whether now owned by such Obligor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

                      0.3.0.1 the shares of common stock of the Issuers
               evidenced by the certificates identified in Annex 1 hereto under the name of such Obligor and all other shares of capital stock of whatever class of the Issuers, now or hereafter owned by such Obligor, in each case together with the certificates evidencing the same (collectively, the "PLEDGED STOCK");

                      0.3.0.2 all shares, securities, moneys or property
               representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

                      0.3.0.3 without affecting the obligations of such Obligor
               under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation formed by or resulting from such consolidation or merger (the Pledged Stock, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein collectively called the "STOCK COLLATERAL");

                      0.3.0.4 all accounts and general intangibles (each as
               defined in the Uniform Commercial Code) of such Obligor constituting any right to the payment of money, including (but not limited to) all moneys due and to become due to such Obligor in respect of any loans or advances or for Inventory or Equipment or other goods sold or leased or for services rendered, all moneys due and to become due to such Obligor under any guarantee (including a letter of credit) of the purchase price of Inventory or Equipment sold by such Obligor and all tax refunds (such accounts, general intangibles and moneys due and to become due being herein called collectively "ACCOUNTS");

                      0.3.0.5 all instruments, chattel paper or letters of
               credit (each as defined in the Uniform Commercial Code) of such Obligor evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called "INSTRUMENTS");

                      0.3.0.6 all inventory (as defined in the Uniform
               Commercial Code) of such Obligor, including all goods obtained by such Obligor in exchange for such inventory, and any products made or processed from such inventory including all substances, if any, commingled therewith or added thereto (herein collectively called "INVENTORY");

                      0.3.0.7 all other accounts or general intangibles of such
               Obligor not constituting Accounts;

                      0.3.0.8 all equipment (as defined in the Uniform
               Commercial Code) of such Obligor (herein collectively called "EQUIPMENT");

                      0.3.0.9 each contract and other agreement of such Obligor
               relating to the sale or other disposition of Inventory or Equipment;

                      0.3.0.10 all documents of title (as defined in the Uniform
               Commercial Code) or other receipts of such Obligor covering, evidencing or representing Inventory or Equipment (herein collectively called "DOCUMENTS");

                      0.3.0.11 all rights, claims and benefits of such Obligor
               against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by such Obligor, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Inventory or Equipment;

                      0.3.0.12 the balance from time to time in the Collateral
               Account; and

                      0.3.0.13 all other tangible and intangible property of
               such Obligor, including, without limitation, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Obligors described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon) and, to the extent related to any property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor.

               Section 0.4  CASH PROCEEDS OF COLLATERAL.

               0.4.1 COLLATERAL ACCOUNT. The Agent shall establish with a bank in New York City a cash collateral account (the "COLLATERAL ACCOUNT") in the name and under the control of the Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) required to be delivered to the Agent pursuant Section 4.2 hereof during the continuance of any Default. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. During the continuance of an Event of Default, the Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.9 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

               0.4.2 PROCEEDS OF ACCOUNTS. Each Obligor shall instruct all account debtors and other Persons obligated in respect of all Accounts to make all payments in respect of the Accounts to one or more other banks in the United States of America under arrangements, in form and substance satisfactory to the Agent pursuant to which such Obligor shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit, upon request of the Agent during the continuance of any Default, all proceeds of such payments directly to the Agent for deposit into the Collateral Account. All payments made to the Agent, as provided in the preceding sentence, shall be immediately deposited in the Collateral Account. In addition to the foregoing, each Obligor agrees that if the proceeds of any Collateral hereunder (including the payments made in respect of Accounts) shall be received by it at any time after such request by the Agent, such Obligor shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by such Obligor for and as the property of the Agent and shall not be commingled with any other funds or property of such Obligor.

               0.4.3 INVESTMENT OF BALANCE IN COLLATERAL ACCOUNT. Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the respective Obligor through the Company (or, after the occurrence and during the continuance of a Default, the

Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Agent, PROVIDED that (i) at any time after the occurrence and during the continuance of an Event of Default, the Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.9 hereof and (ii) if requested by the respective Obligor through the Company, such Permitted Investments may be held in the name and under the control of one or more of the Lenders.

               Section 0.5 FURTHER ASSURANCES; REMEDIES. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Obligors hereby jointly and severally agree with each Lender and the Agent as follows:

               0.5.1  DELIVERY AND OTHER PERFECTION.  Each Obligor shall:

                      0.5.1.1 if any of the above-described shares, securities,
               moneys or property required to be pledged by such Obligor under clauses (a), (b) and (c) of Section 3 hereof are received by such Obligor, forthwith either (x) transfer and deliver to the Agent such shares or securities so received by such Obligor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);

                      0.5.1.2 deliver and pledge to the Agent any and all
               Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Agent may request; PROVIDED, that so long as no Default shall have occurred and be continuing, such Obligor may retain for collection in the ordinary course any Instruments received by such Obligor in the ordinary course of business and the Agent shall, promptly upon request of such Obligor through the Company, make appropriate arrangements for making any other Instrument pledged by such Obligor available to such Obligor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed reasonably appropriate by the Agent, against trust receipt or like document);

                      0.5.1.3 give, execute, deliver, file and/or record any
               financing statement, notice, instrument, document, agreement or other papers that may be necessary or reasonably desirable (in the judgment of the Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, after the occurrence of an Event of Default, causing any or all of the Stock Collateral to be transferred of record into the name of the Agent or its nominee (and the Agent agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Agent will thereafter promptly give to the respective Obligor copies of any notices and communications received by it with respect to the Stock Collateral pledged by such Obligor hereunder), PROVIDED that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (i) below and Section 4.2 above;

                      0.5.1.4 without limiting the obligations of such Obligor
               under Section 5.4(c) hereof, upon the acquisition after the date hereof by such Obligor of any Equipment covered by a certificate of title or ownership, cause the Agent to be listed as the lienholder on such certificate of title and within 120 days of the acquisition thereof deliver evidence of the same to the Agent;

                      0.5.1.5 keep full and accurate books and records relating
               to the Collateral, and stamp or otherwise mark such books and records in such manner as the Agent may reasonably require in order to reflect the security interests granted by this Agreement;

                      0.5.1.6 furnish to the Agent from time to time (but,
               unless a Default shall have occurred and be continuing, no more frequently than annually) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Agent may reasonably request, all in reasonable detail;

                      0.5.1.7 promptly upon request of the Agent, following
               receipt by the Agent of any statements, schedules or reports pursuant to clause (f) above, modify this Agreement by amending Annex 2, 3 and/or 4 hereto to include any Copyright, Patent or Trademark which becomes part of the Collateral under this Agreement;

                      0.5.1.8 permit representatives of the Agent, upon
               reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and forward copies of any notices or communications received by such Obligor with respect to the Collateral, all in such manner as the Agent may reasonably require;

                      0.5.1.9 upon the occurrence and during the continuance of
               any Default, upon request of the Agent, promptly notify (and such Obligor hereby authorizes the Agent so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Agent.

               0.5.2 OTHER FINANCING STATEMENTS AND LIENS. Without the prior written consent of the Agent (granted with the authorization of the Lenders as specified in Section 11.10 of the Credit Agreement), no Obligor shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Agent is not named as the sole secured party for the benefit of the Lenders.

               0.5.3 PRESERVATION OF RIGHTS. The Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

               0.5.4  SPECIAL PROVISIONS RELATING TO CERTAIN COLLATERAL.

               0.5.4.1  STOCK COLLATERAL.

               0.5.4.1.0.0.1 The Obligors will cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer then outstanding.

               0.5.4.1.0.0.2 So long as no Event of Default shall have occurred and be continuing, the Obligors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any other instrument or agreement referred to herein or therein, PROVIDED that the Obligors jointly and severally agree that they will not vote the Stock Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any such other instrument or agreement; and the Agent shall execute and deliver to the Obligors or cause to be executed and delivered to the Obligors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Obligors may reasonably request for the purpose of enabling the Obligors to exercise the rights and powers which they are entitled to exercise pursuant to this Section 5.4(a)(2).

               0.5.4.1.0.0.3 Unless and until an Event of Default has occurred and is continuing, the Obligors shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

               0.5.4.1.0.0.4 If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Stock Collateral shall be paid directly to the Agent and retained by it in the Collateral Account as part of the Stock Collateral, subject to the terms of this Agreement, and, if the Agent shall so request in writing, the Obligors jointly and severally agree to execute and deliver to the Agent appropriate additional dividend, distribution and other orders and documents to that end, PROVIDED that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Agent shall, upon request of the Obligors (except to the extent theretofore applied to the Secured Obligations), be returned by the Agent to the Obligors.

               0.5.4.2  INTELLECTUAL PROPERTY.

               0.5.4.2.0.0.1 For the purpose of enabling the Agent to exercise rights and remedies under Section 5.5 hereof at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Obligor hereby grants to the Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Obligor) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Obligor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

               0.5.4.2.0.0.2 Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 9.05 of the Credit Agreement which limit the right of the Obligors to dispose of their property, so long as no Event of Default shall have occurred and be continuing, the Obligors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Obligors. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing the Agent shall from time to time, upon the request of the respective Obligor through the Company, execute and deliver any instruments, certificates or other documents, in the form so requested, which such Obligor through the Company shall have certified are appropriate (in their judgment) to allow them to take any action permitted above (including relinquishment of the license provided pursuant to clause (1) immediately above as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations and cancellation or termination of the Commitments or earlier expiration of this Agreement or release of the Collateral, the license granted pursuant to clause
(1) immediately above shall automatically be deemed to have been granted back to the Obligors. The exercise of rights and remedies under Section 5.5 hereof by the Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Obligors in accordance with the first sentence of this clause (2).

               0.5.4.3 FEDERAL GOVERNMENT CONTRACTS. With respect to each Correctional and Detention Facility Contract entered into by any Obligor after the Closing Date with any agency or department of the United States of America, if such Correctional and Detention Facility Contract does not prohibit an assignment thereof in accordance with the provisions of the Assignment of Claims Act of 1940, such Obligor shall deliver to the Agent a duly executed notice of assignment under the Assignment of Claims Act of 1940, together with the appropriate acknowledgements by the contracting and the disbursing officers.

               0.5.5 EVENTS OF DEFAULT, ETC. During the period during which an Event of Default shall have occurred and be continuing:

                      0.5.5.1 each Obligor shall, at the request of the Agent,
               assemble the Collateral owned by it at such place or places, reasonably convenient to both the Agent and such Obligor, designated in its request;

                      0.5.5.2 the Agent may make any reasonable compromise or
               settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

                      0.5.5.3 the Agent shall have all of the rights and
               remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder maybe asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Agent were the sole and absolute owner thereof (and each Obligor agrees to take all such action as may be appropriate to give effect to such right);

                      0.5.5.4 the Agent in its discretion may, in its name or in the name of the Obligors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

                      0.5.5.5 the Agent may, upon ten Business days' prior
               written notice to the Obligors of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligors, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Obligors shall supply to the Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time (i) by announcement at the time and place fixed for the sale and (ii) if such sale is to adjourned to a specific time and place, by notice to the Obligors of such time and place, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 5.5, including by virtue of the exercise of the license granted to the Agent in
Section 5.4(b) hereof, shall be applied in accordance with Section 5.9 hereof.

               The Obligors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Obligors acknowledge that any such private sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

               0.5.6 DEFICIENCY. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.5 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Obligors shall remain liable for any deficiency.

               0.5.7 REMOVALS, ETC. Without at least 10 days' prior written notice to the Agent, no Obligor shall (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere, other than at one of the locations identified in Annex 6 hereto under its name or in transit from one of such locations to another or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

               0.5.8 PRIVATE SALE. The Agent and the Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.5 hereof conducted in a commercially reasonable manner. Each Obligor hereby waives any claims against the Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

               0.5.9 APPLICATION OF PROCEEDS. Except as otherwise herein expressly provided and except as provided below in this Section 5.9, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Agent under Section 4 hereof or this Section 5, shall be applied by the Agent:

                      FIRST, to the payment of the costs and expenses of such
               collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Agent and the reasonable fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Agent in connection therewith;

                      NEXT, to the payment in full of the Secured Obligations,
               in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

                      FINALLY, after the payment in full of the Secured
               Obligations, to the payment to the respective Obligor, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 5, "PROCEEDS" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of Debt of the Obligors or any issuer of or obligor on any of the Collateral.

               0.5.10 ATTORNEY-IN-FACT. Without limiting any rights or powers granted by this Agreement to the Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Agent is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Obligor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

               0.5.11 PERFECTION. Prior to or concurrently with the execution and delivery of this Agreement, each Obligor shall (i) file such financing statements and other documents in such offices as the Agent may request to perfect the security interests granted by Section 3 of this Agreement and (ii) deliver to the Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank.

               0.5.12 TERMINATION. When all Secured Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement and all Letter of Credit Liabilities shall have expired or been terminated, this Agreement shall terminate, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Obligor and to be released and canceled all licenses and rights referred to in Section 5.4(b) or Section 5.4(c) hereof. The Agent shall return to the Company the certificates representing the Pledged Stock held by it and shall also execute and deliver to the respective Obligor upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the respective Obligor to effect the termination and release of the Liens on the Collateral.

               0.5.13 EXPENSES. The Obligors jointly and severally agree to pay to the Agent all out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Section 5, or performance by the Agent of any obligations of the Obligors in respect of the Collateral which the Obligors have failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Agent in respect thereof, by litigation or otherwise, including expenses of insurance, and all such expenses shall be Secured Obligations to the Agent secured under Section 3 hereof.

               0.5.14 FURTHER ASSURANCES. Each Obligor agrees that, from time to time upon the written request of the Agent, such Obligor will execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order fully to effect the purposes of this Agreement.

               Section 0.6  MISCELLANEOUS.

               0.6.1 NO WAIVER. No failure on the part of the Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

               0.6.2 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

               0.6.3 NOTICES. All notices, requests, consents and demands hereunder shall be in writing and telexed, telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section
12.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section 12.02.

               0.6.4 WAIVERS, ETC. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Obligor and the Agent (with the consent of the Lenders as specified in Section
11.10 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Agent and each Lender, each holder of any of the Secured Obligations and each Obligor.

               0.6.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Obligor, the Agent, the Lenders and each holder of any of the Secured Obligations (PROVIDED, HOWEVER, that no Obligor shall assign or transfer its rights hereunder without the prior written consent of the Agent).

               0.6.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

               0.6.7 AGENTS. The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

               0.6.8 SEVERABILITY. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

               IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

                                CORNELL COX, INC.

                                By
                                Title:

                                SUBSIDIARY GUARANTORS

                                CORNELL COX MANAGEMENT, INC.

                                By  _________________________
                                    Title:

                                CORNELL COX CONSULTING, INC.

                                By  _________________________
                                    Title:

                                CORNELL COX MANAGEMENT
                                RHODE ISLAND, INC.

                                By  __________________________
                                    Title:

                                CORNELL COX GROUP, L.P.

                                By  __________________________
                                    Title:

                                CORNELL COX MANAGEMENT
                                FLORIDA, INC.

                                By  __________________________
                                    Title:

                                CORNELL COX MANAGEMENT
                                TEXAS, INC.

                                By  __________________________
                                    Title:

                                ECLECTIC COMMUNICATIONS, INC.

                                By  ___________________________
                                    Title:

                                INTERNATIONAL SELF-HELP
                                SERVICES, INC.

                                By  ___________________________
                                    Title:

                                INTERNATIONALE NEDERLANDEN (U.S.)
                                CAPITAL CORPORATION, as Agent

                                By  ___________________________
                                    Title:

                                                                         ANNEX 1

                                  PLEDGED STOCK

                           [See Section 2(b) and (c).]

[Complete for each Obligor:]

[NAME OF OBLIGOR]

              Certificate       Registered
ISSUER            NOS.             OWNER         NUMBER OF SHARES

                                                                         ANNEX 2

                 LIST OF COPYRIGHTS, COPYRIGHT REGISTRATIONS AND
                    APPLICATIONS FOR COPYRIGHT REGISTRATIONS

                               [See Section 2(d).]

[Complete for each Obligor:]

[NAME OF OBLIGOR]

TITLE           DATE FILED          REGISTRATION NO.              EFFECTIVE DATE

                                                                         ANNEX 3


                     LIST OF PATENTS AND PATENT APPLICATIONS

                               [See Section 2(d).]


[Complete for each Obligor:]

[NAME OF OBLIGOR]

FILE           PATENT          COUNTRY         REGISTRATION NO.            DATE

                                                                         ANNEX 4


                LIST OF TRADE NAMES, TRADEMARKS, SERVICES MARKS,
                  TRADEMARK AND SERVICE MARK REGISTRATIONS AND
            APPLICATIONS FOR TRADEMARK AND SERVICE MARK REGISTRATIONS


                               [See Section 2(d).]


                                 U.S. TRADEMARKS

[Complete for each Obligor:]

[NAME OF OBLIGOR]

                             Application (A)
                             Registration (R)                     Registration
MARK                         OR SERIES NO. (5)                    OR FILING DATE
- --------------------------------------------------------------------------------

                               FOREIGN TRADEMARKS

[Complete for each Obligor:]

[NAME OF OBLIGOR]

                 Application (A)                                 Registration or
MARK             REGISTRATION (R)             COUNTRY            FILING DATE (F)

                                                                         ANNEX 5

                LIST OF CONTRACTS, LICENSES AND OTHER AGREEMENTS

                        [See Section 2(d), (e) and (f).]

[Complete for each Obligor:]

[NAME OF OBLIGOR]

                                                                         ANNEX 6

                                LIST OF LOCATIONS

                               [See Section 5.7.]

[Complete for each Obligor:]

[NAME OF OBLIGOR]

                                                                     EXHIBIT B-2

                     [FORM OF SECURITY AGREEMENT AMENDMENT]

                                                                     EXHIBIT B-2

                                                                  EXECUTION COPY

                                 AMENDMENT NO. 2

                   AMENDMENT NO. 2, dated as of July 3, 1996, between CORNELL CORRECTIONS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "COMPANY"); each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (individually, a "SUBSIDIARY GUARANTOR" and, collectively, the "SUBSIDIARY GUARANTORS" and, together with the Company, the "OBLIGORS"); and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, as agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "AGENT").

                   The Obligors and the Agent are parties to an Amended and Restated Credit Agreement, dated as of July 3, 1996 (the "AMENDED AND RESTATED CREDIT AGREEMENT"). The Obligors and the Agent wish to amend the Security Agreement referred to in the Amended and Restated Credit Agreement in certain respects and, accordingly, agree as follows:

                   Section 1. DEFINITIONS. Except as otherwise defined in this Amendment, terms defined in the Credit Agreement are used herein as defined therein.

                   Section 2. AMENDMENTS. Subject to the satisfaction of the conditions precedent specified in Section 3 below, but effective as of the date hereof the Security Agreement shall be amended as follows:

               a. AMOUNT OF CREDIT AGREEMENT. The second paragraph of the Security Agreement is amended by replacing the reference to "15,000,000" with reference to "35,000,000."

               b. NAME CHANGE. The Company has changed its name from Cornell Cox, Inc. to Cornell Corrections, Inc. and each reference in the Security Agreement to Cornell Cox, Inc. shall be deemed to be a reference to Cornell Corrections, Inc.

               c. ANNEX 1. Annex 1 to the Security Agreement shall be amended in its entirety to read as Annex 1 hereto.

               d. AMENDMENT AND RESTATEMENT OF CREDIT AGREEMENT. Each reference in the Security Agreement to the Credit Agreement shall be deemed to be a reference to the Amended and Restated Credit Agreement.

       Section 3. CONDITIONS PRECEDENT. As provided in Section 2 above, the amendments set forth in Section 2 shall become effective, as of the date hereof, upon the due executions and delivery of this Amendment by the Obligors and the Agent.

        Section 4. MISCELLANEOUS. Except as herein provided, the Security Agreement shall remain unchanged and in full force and effect. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                     CORNELL CORRECTIONS,  INC.

                                     By
                                     Title:


                                     SUBSIDIARY GUARANTORS


                                     CORNELL CORRECTIONS MANAGEMENT, INC.

                                     By
                                     Title:

                                     CORNELL CORRECTIONS CONSULTING, INC.

                                     By
                                     Title:

                                     CORNELL CORRECTIONS OF RHODE ISLAND, INC.

                                     By
                                     Title:

                                     THE CORNELL COX GROUP, L.P.

                                     By CORNELL CORRECTIONS OF NORTH AMERICA,
                                     INC.

                                     By
                                     Title:

                                     CORNELL CORRECTIONS OF NORTH AMERICA, INC.

                                     By
                                     Title:

                                     CORNELL CORRECTIONS OF TEXAS, INC.

                                     By
                                     Title:

                                     CORNELL CORRECTIONS OF CALIFORNIA, INC.

                                     By
                                     Title:

                                     INTERNATIONAL SELF-HELP SERVICES, INC.

                                     By
                                     Title:

                                     AGENT

                                     INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL
                                     CORPORATION, as Agent

                                     By
                                     Title:

SECURITY AGREEMENT
ANNEX 1

CORNELL CORRECTIONS, INC., & SUBSIDIARIES
ING FINANCING
PLEDGED STOCK

ISSUER                         CERT.#'S     REGISTERED OWNER                    # OF SHARES
Cornell Corrections Management,      1      Cornell Corrections, Inc.               1000
Inc.

Cornell Corrections Consulting,      1      Cornell Corrections Management, Inc.    1000
Inc.

Cornell Corrections of Rhode         1      Cornell Corrections Management, Inc.    1000
Island, Inc.

The Cornell Cox Group, L.P.         99%     Cornell Corrections, Inc. (limited ptr)

                                    1%      Cornell Corrections of North America,
                                            Inc. (General ptr)

Cornell Corrections of Texas, Inc.   1      Cornell Corrections Management, Inc.    1000

Cornell Corrections of North         1      Cornell Corrections, Inc.               1000
America, Inc.

Cornell Corrections of California,   1      Cornell Corrections Management, Inc.    3160
Inc.

International Self-Help Services,           Cornell Corrections Management, Inc.    1000
Inc.                               3,4

                                                                     EXHIBIT C-1

                    [FORM OF PRO FORMA FINANCIAL STATEMENTS]

                                     OMITTED

                                                                     EXHIBIT C-2


                                [FORM OF BUDGET]

                                     OMITTED

                                                                     EXHIBIT C-3

                            [FORM OF MONTHLY REPORT]

                                     OMITTED

                                                                     EXHIBIT D-1

              [FORM OF OPINION OF NEW YORK COUNSEL TO THE OBLIGORS]

                                     OMITTED

                                                                     EXHIBIT D-2

               [FORM OF OPINION OF TEXAS COUNSEL TO THE OBLIGORS]

                                     OMITTED

                                                                       EXHIBIT E

                       [FORM OF CONFIDENTIALITY AGREEMENT]

                            CONFIDENTIALITY AGREEMENT




                                                                        [DATE]


[INSERT NAME AND
  ADDRESS OF PROSPECTIVE
  PARTICIPANT OR ASSIGNEE]



                      Re: Amended and Restated Credit Agreement dated as of July
               3, 1996 (the "CREDIT AGREEMENT"), between Cornell Corrections, Inc. (the "COMPANY"), the Subsidiaries of the Company identified on the signature pages thereof under the caption "SUBSIDIARY GUARANTORS", the lenders named therein and Internationale Nederlanden (U.S.) Capital Corporation, as Agent.

Dear Ladies and Gentlemen:

               As a Lender party to the Credit Agreement, we have agreed with the Company pursuant to Section 12.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information relating to the Obligors.

               As provided in said Section 12.12, we are permitted to provide you, as a prospective [HOLDER OF A PARTICIPATION IN THE LOANS (AS DEFINED IN THE CREDIT AGREEMENT)] [ASSIGNEE LENDER], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.
               Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives and for the benefit of us and each Obligor) that (A) such information will not be used by you except in connection with the proposed [PARTICIPATION][ASSIGNMENT] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, PROVIDED that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Lenders or the Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Agent or any other Lender, (v) in connection with any litigation to which you or any one or more of the Lenders or the Agent are a party relating to any of Obligors or the transactions contemplated by the Credit Agreement, (vi) to a subsidiary or affiliate of yours or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to you a Confidentiality Agreement substantially in the form hereof; PROVIDED, FURTHER, that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

               If you are a prospective assignee, your obligations under this Confidentiality Agreement shall be superseded by Section 12.12 of the Credit Agreement on the date upon which you become a Lender under the Credit Agreement pursuant to Section 12.06 thereof.

               Please indicate your agreement to the foregoing by signing as provided below the enclosed copy of this Confidentiality Agreement and returning the same to us.

                                Very truly yours,


                                [INSERT NAME OF LENDER]

                                By_________________________


The foregoing is agreed to as of the date of this letter.


[INSERT NAME OF PROSPECTIVE
 PARTICIPANT OR ASSIGNEE]


By_________________________]